600
LOCAL
GLOBAL

Sustainable Value Creation

2Q 16

Earnings Press Release and Supplemental Information

This document is not an offer to sell or solicitation to buy securities of Digital Realty Trust, Inc.
Any offers to sell or solicitations to buy securities of Digital Realty Trust, Inc. shall be made only by means of a prospectus approved for that purpose.

DIGITAL REALTY

Table of Contents	Financial Supplement
Second Quarter 2016

Corporate Information	Financial Supplement
Second Quarter 2016

Corporate Profile
Digital Realty Trust, Inc. owns, acquires, develops and operates data centers. The company is focused on providing data center, colocation and interconnection solutions for domestic and international tenants across a variety of industry verticals ranging from financial services, cloud and information technology services, to manufacturing, energy, healthcare, and consumer products. As of June 30, 2016, the company's 140 properties, including 14 properties held as investments in unconsolidated joint ventures, contain applications and operations critical to the day-to-day operations of technology industry and corporate enterprise data center tenants. Digital Realty's portfolio is comprised of approximately 23.1 million square feet, excluding approximately 1.5 million square feet of space under active development and 1.2 million square feet of space held for future development, located throughout North America, Europe, Asia and Australia. For additional information, please visit the company's website at www.digitalrealty.com.

Corporate Headquarters
Four Embarcadero Center, Suite 3200
San Francisco, California 94111
Telephone: (415) 738-6500
Website: www.digitalrealty.com

Senior Management
A. William Stein: Chief Executive Officer
Andrew P. Power: Chief Financial Officer
Scott E. Peterson: Chief Investment Officer
Jarrett Appleby: Chief Operating Officer
Michael Henry: Chief Information Officer
Chris Sharp: Chief Technology Officer
Matthew Miszewski: Senior Vice President, Sales & Marketing

Investor Relations
To request an Investor Relations package or to be added to our e-mail distribution list, please visit our website:
www.digitalrealty.com     (Proceed to Information Request in the Investor Relations section)

Analyst Coverage

Bank of America
Merrill Lynch	Barclays Capital	Burke & Quick	Canaccord Genuity	Citigroup
Michael J. Funk	Ross Smotrich	Frederick W. Moran	Paul Morgan	Michael Bilerman
(646) 855-5664	(212) 526-2306	(561) 504-0936	(212) 389-8128	(212) 816-1383

Jeffrey Spector	Dan Occhionero		Joseph Ng	Emmanuel Korchman
(646) 855-1363	(212) 526-7164		(212) 389-8096	(212) 816-1382

Cowen	Deutsche Bank	Evercore ISI	Green Street Advisors	Jefferies
Colby Synesael	Vincent Chao	Jonathan Schildkraut	Lukas Hartwich	Jonathan Petersen
(646) 562-1355	(212) 250-6799	(212) 497-0864	(949) 640-8780	(212) 284-1705

Jonathan Charbonneau	Michael Husseini	Robert Gutman	David Guarino	Omotayo Okusanya
(646) 562-1356	(212) 250-7703	(212) 497-0877	(949) 640-8780	(212) 336-7076

JP Morgan	KeyBanc	Morgan Stanley	Raymond James	RBC Capital Markets
Richard Choe	Jordan Sadler	Sumit Sharma	Paul D. Puryear	Jonathan Atkin
(212) 662-6708	(917) 368-2280	(212) 761-0078	(727) 567-2253	(415) 633-8589

	Austin Wurschmidt		William A. Crow	Michael Carroll
	(917) 368-2311		(727) 567-2594	(440) 715-2649

RW Baird	Stifel	Sun Trust	UBS	Wells Fargo
David Rodgers	Matthew Heinz	Greg Miller	John Hodulik	Jennifer Fritzsche
(216) 737-7341	(443) 224-1382	(212) 303-4169	(212) 713-4226	(312) 920-3548

Stephen Dye		Matthew Kahn	Lisa Friedman	Eric Luebchow
(312) 609-5480		(212) 319-2644	(212) 713-2589	(312) 630-2386

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about us and our properties is also available on our website www.digitalrealty.com.

Corporate Information (Continued)	Financial Supplement
Second Quarter 2016

Stock Listing Information

The stock of Digital Realty Trust, Inc. is traded primarily on the New York Stock Exchange under the following symbols:

Common Stock:	DLR
Series E Preferred Stock:	DLRPRE
Series F Preferred Stock:	DLRPRF
Series G Preferred Stock:	DLRPRG
Series H Preferred Stock:	DLRPRH
Series I Preferred Stock:	DLRPRI

Note that symbols may vary by stock quote provider.

Credit Ratings

Standard & Poors
Corporate Credit Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

Moody's
Issuer Rating:	Baa2	(Stable Outlook)
Preferred Stock:	Baa3

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization at its sole discretion. The company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Common Stock Price Performance

The following summarizes recent activity of Digital Realty's common stock (DLR):

	Three Months Ended
	30-Jun-16	31-Mar-16	31-Dec-15	30-Sep-15	30-Jun-15
High price (1)	$109.08	$89.34	$77.26	$69.83	$69.12
Low price (1)	$85.50	$69.89	$64.11	$60.66	$62.76
Closing price, end of quarter (1)	$108.99	$88.49	$75.62	$65.32	$66.68
Average daily trading volume (1)	2,005,969	1,499,369	1,164,119	1,365,945	904,995
Indicated dividend per common share (2)	$3.52	$3.52	$3.40	$3.40	$3.40
Closing annual dividend yield, end of quarter	3.2%	4.0%	4.5%	5.2%	5.1%
Shares and units outstanding, end of quarter (3)	149,396,223	149,394,198	149,217,573	138,679,297	138,763,472
Closing market value of shares and units outstanding (4)	$16,282,694	$13,219,892	$11,283,763	$9,058,532	$9,252,748

(1)	New York Stock Exchange trades only.

(2)	On an annualized basis.

(3)
As of June 30, 2016, the total number of shares and units includes 146,859,067 shares of common stock, 1,218,814 common units held by third parties and 1,318,342 common units, vested and unvested long-term incentive units and vested class C units held by directors, officers and others and excludes all unexercised common stock options and all shares potentially issuable upon conversion of our series E, series F, series G, series H and series I cumulative redeemable preferred stock upon certain change of control transactions. Also excludes 14,375,000 shares of common stock that will be issued upon full physical settlement of the May 2016 forward sales agreements.

(4)	Dollars in thousands as of the end of the quarter.
This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about us and our properties is also available on our website www.digitalrealty.com.

Ownership Structure	Financial Supplement
As of June 30, 2016	Second Quarter 2016

Partner	# of Units (2)	% Ownership
Digital Realty Trust, Inc.	146,859,067	98.3%
Cambay Tele.com, LLC (3)	1,218,814	0.8%
Directors, Executive Officers and Others	1,318,342	0.9%
Total	149,396,223	100.0%

(1)
Reflects limited partnership interests held by our directors, officers and others in the form of common units, vested and unvested long-term incentive units and vested class C units and excludes all unexercised common stock options.

(2)
The total number of units includes 146,859,067 general partnership common units, 1,218,814 common units held by third parties and 1,318,342 common units, vested and unvested long-term incentive units and vested class C units held by directors, officers and others, and excludes all unexercised common stock options and all shares potentially issuable upon conversion of our series E, series F, series G, series H and series I cumulative redeemable preferred stock upon certain change of control transactions. Also excludes 14,375,000 shares of common stock that will be issued upon full physical settlement of the May 2016 forward sales agreements.

(3)
This third-party contributor received the common units (along with cash and our operating partnership's assumption of debt) in exchange for their interests in 200 Paul Avenue, 1100 Space Park Drive, the eXchange colocation business and other specified assets and liabilities. Includes 397,413 common units held by the members of Cambay Tele.com, LLC.

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Second Quarter 2016

Shares and Units at End of Quarter	30-Jun-16	31-Mar-16	31-Dec-15	30-Sep-15	30-Jun-15
Common shares outstanding	146,859,067	146,797,648	146,384,247	135,843,684	135,832,492
Common units outstanding	2,537,156	2,596,550	2,833,326	2,835,613	2,930,980
Total Shares and Partnership Units	149,396,223	149,394,198	149,217,573	138,679,297	138,763,472

Enterprise Value
Market value of common equity (1)	$16,282,694	$13,219,892	$11,283,833	$9,058,532	$9,252,748
Liquidation value of preferred equity	1,335,000	1,335,000	1,335,000	1,335,000	1,085,000
Total debt at balance sheet carrying value	6,135,406	6,156,729	5,934,241	4,748,579	4,968,826
Total Enterprise Value	$23,753,100	$20,711,621	$18,553,074	$15,142,111	$15,306,574
Total debt / total enterprise value	25.8%	29.7%	32.0%	31.4%	32.5%

Selected Balance Sheet Data
Investments in real estate (before depreciation)	$11,086,319	$11,208,920	$11,021,480	$10,280,897	$10,244,536
Total Assets	11,292,375	11,421,975	11,416,063	9,471,840	9,555,806
Total Liabilities	6,966,733	6,976,765	6,879,561	5,436,189	5,665,613

Selected Operating Data
Total operating revenues	$514,934	$504,199	$500,443	$435,989	$420,295
Total operating expenses (2)	402,636	386,084	398,258	333,453	312,890
Interest expense	59,909	57,261	61,717	48,138	46,114
Net income (loss)	50,944	62,333	(16,573)	57,842	137,997
Net income (loss) available to common stockholders	27,951	39,125	(40,039)	38,522	117,055

Financial Ratios
EBITDA (3)	$265,706	$268,475	$194,902	$225,484	$297,477
Adjusted EBITDA (4)	296,904	293,933	288,184	250,834	246,540
Net Debt to Adjusted EBITDA (5)	5.2x	5.3x	5.2x	4.8x	5.0x
GAAP interest expense	59,909	57,261	61,717	48,138	46,114
Fixed charges (6)	87,457	85,286	90,496	70,682	69,910
Interest coverage ratio (7)	4.7x	4.8x	4.7x	5.0x	5.0x
Fixed charge coverage ratio (8)	3.4x	3.4x	3.3x	3.5x	3.5x

Profitability Measures
Net income (loss) per common share - basic	$0.19	$0.27	($0.28)	$0.28	$0.86
Net income (loss) per common share - diluted	$0.19	$0.27	($0.28)	$0.28	$0.86
Funds from operations (FFO) / diluted share and unit (9)	$1.36	$1.39	$0.79	$1.28	$1.26
Core funds from operations (Core FFO) / diluted share and unit (9)	$1.42	$1.42	$1.38	$1.32	$1.30
Adjusted funds from operations (AFFO) / diluted share and unit (10)	$1.33	$1.28	$1.11	$1.13	$1.05
Dividends per share and common unit	$0.88	$0.88	$0.85	$0.85	$0.85
Diluted FFO payout ratio (9) (11)	64.7%	63.3%	107.8%	66.5%	67.2%
Diluted Core FFO payout ratio (9) (12)	62.0%	62.0%	61.6%	64.4%	65.4%
Diluted AFFO payout ratio (10) (13)	66.1%	68.8%	76.5%	75.0%	80.6%

Portfolio Statistics
Buildings (14)	199	199	198	191	190
Properties (14)	140	140	139	132	132
Cross-connects	62,145	61,478	60,551	N/A	N/A
Net rentable square feet, excluding development space (14)	23,131,694	22,840,703	22,894,255	21,907,913	21,753,331
Occupancy at end of quarter (15)	90.4%	90.9%	91.4%	93.0%	93.5%
Occupied square footage	20,919,133	20,766,756	20,915,293	20,365,597	20,347,649
Space under active development (16)	1,468,437	1,761,995	1,342,660	1,385,315	1,151,299
Space held for development (17)	1,172,087	1,174,143	1,347,741	1,325,282	1,271,565
Weighted average remaining lease term (years) (18)	5.4	5.6	5.8	6.2	6.3
Same-capital occupancy at end of quarter (15) (19)	93.0%	93.0%	93.1%	93.5%	94.3%

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Second Quarter 2016

(1)
The market value of common equity is based on the closing stock price at the end of the quarter and assumes 100% redemption of the limited partnership units in our operating partnership, including common units and vested and unvested long-term incentive units (including vested class C units), for shares of our common stock. Excludes shares issuable with respect to stock options that have been granted but have not yet been exercised, and also excludes all shares potentially issuable upon conversion of our series E, series F, series G, series H and series I cumulative redeemable preferred stock upon certain change of control transactions. Also excludes 14,375,000 shares of common stock that will be issued upon full physical settlement of the May 2016 forward sales agreements.

(2)
All periods presented exclude change in fair value of contingent consideration and purchase accounting adjustments related to the acquisition of Telx Holdings, Inc. (the "Telx Acquisition") in order to provide a more comparable operating expense trend. For total operating expenses, see page 12.

(3)
EBITDA is calculated as earnings before interest expense, loss from early extinguishment of debt, tax expense and depreciation and amortization. For a discussion of EBITDA, see page 46. For a reconciliation of net income available to common stockholders to EBITDA, see page 45.

(4)
Adjusted EBITDA is EBITDA excluding change in fair value of contingent consideration, severance-related accrual, equity acceleration, and legal expenses, transaction expenses, (gain) loss on sale of property, (gain) on settlement of pre-existing relationship with Telx, loss on currency forwards, other non-core adjustment expenses, noncontrolling interests, and preferred stock dividends. For a discussion of Adjusted EBITDA, see page 46. For a reconciliation of net income available to common stockholders to Adjusted EBITDA, see page 45.

(5)
Net Debt to Adjusted EBITDA is calculated as total debt at balance sheet carrying value (see page 6), plus capital lease obligations, plus our share of JV debt, less unrestricted cash and cash equivalents divided by the product of Adjusted EBITDA (inclusive of our share of JV EBITDA) multiplied by four.

(6)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.

(7)	Interest coverage ratio is Adjusted EBITDA divided by GAAP interest expense plus capitalized interest and excluding bridge facility fees for the quarter ended December 31, 2015.

(8)	Fixed charge coverage ratio is Adjusted EBITDA divided by fixed charges excluding bridge facility fees for the quarter ended December 31, 2015.

(9)	For a definition and discussion of FFO and core FFO, see page 46. For a reconciliation of net income available to common stockholders to FFO and core FFO, see page 13.

(10)	For a definition and discussion of AFFO, see page 46. For a reconciliation of FFO to AFFO, see page 14.

(11)	Diluted FFO payout ratio is dividends declared per common share and unit divided by diluted FFO per share and unit.

(12)	Diluted Core FFO payout ratio is dividends declared per common share and unit divided by diluted core FFO per share and unit.

(13)	Diluted AFFO payout ratio is dividends declared per common share and unit divided by diluted AFFO per share and unit.

(14)	Includes properties held-for-sale and held as investments in unconsolidated joint ventures.

(15)
Occupancy and same-capital occupancy exclude space under active development and space held for development. Occupancy represents our consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area.

(16)	Space under active development includes current Base Building and Data Centers projects in progress. See page 34.

(17)	Space held for development includes space held for future Data Center development, and excludes space under active development. See page 38.

(18)	Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.

(19)
Represents properties owned as of December 31, 2014 with less than 5% of total rentable square feet under development. Excludes properties that were undergoing, or were expected to undergo, development activities in 2015-2016, properties classified as held for sale, and properties sold or contributed to joint ventures for all periods presented. Prior period numbers adjusted to reflect current same-capital pool.

DIGITAL REALTY REPORTS SECOND QUARTER 2016 RESULTS

San Francisco, CA -- July 28, 2016 -- Digital Realty Trust, Inc. (NYSE: DLR), a leading global provider of data center, colocation and interconnection solutions, announced today financial results for the second quarter of 2016. All per share results are presented on a fully-diluted share and unit basis.

Highlights

•	Reported net income available to common stockholders per share of $0.19 in 2Q16, compared to $0.86 in 2Q15

•	Reported FFO per share of $1.36 in 2Q16, compared to $1.26 in 2Q15

•	Reported core FFO per share of $1.42 in 2Q16, compared to $1.30 in 2Q15

•	Signed leases during 2Q16 expected to generate $15 million of annualized GAAP rental revenue

•	Raised 2016 core FFO per share outlook from $5.55 - $5.65 to $5.65 - $5.75 and "constant-currency" core FFO per share outlook from $5.60 - $5.75 to $5.70 - $5.90

Financial Results
Revenues were $515 million for the second quarter of 2016, a 2% increase from the previous quarter and a 23% increase over the same quarter last year.
Net income for the second quarter of 2016 was $51 million, and net income available to common stockholders was $28 million, or $0.19 per diluted share, compared to $0.27 per diluted share in the first quarter of 2016 and $0.86 per diluted share in the second quarter of 2015.
Adjusted EBITDA was $297 million for the second quarter of 2016, a 1% increase from the previous quarter and a 20% increase over the same quarter last year.
Funds from operations (“FFO”) on a fully diluted basis was $204 million in the second quarter of 2016, or $1.36 per share, compared to $1.39 per share in the first quarter of 2016 and $1.26 per share in the second quarter of 2015.
Excluding certain items that do not represent core expenses or revenue streams, second quarter of 2016 core FFO was $1.42 per share, unchanged from $1.42 per share in the first quarter of 2016, and a 9% increase from $1.30 per share in the second quarter of 2015.

Leasing Activity
“In the second quarter, we signed new leases representing $15 million of annualized GAAP rental revenue, including a $6 million contribution from colocation,” said Chief Executive Officer A. William Stein.
In addition to space and power, interconnection contributed $8 million of annualized revenue bookings during the second quarter.
The weighted-average lag between leases signed during the second quarter of 2016 and the contractual commencement date was 1.5 months.
In addition to new leases signed, Digital Realty also signed renewal leases representing $60 million of annualized GAAP rental revenue during the quarter. Rental rates on renewal leases signed during the second quarter of 2016 rolled up 3% on a cash basis and up 8% on a GAAP basis.

New leases signed during the second quarter of 2016 by region and product type are summarized as follows:

North America	Annualized GAAP Base Rent (in thousands)	Square Feet	GAAP Base Rent per Square Foot	Megawatts	GAAP Base Rent per Kilowatt

Turn-Key Flex	$5,093	25,251	$202	2	$187
Powered Base Building	21	120	171	—	—
Colocation	5,982	26,163	229	2	260
Non-Technical	119	2,464	48	—	—
Total	$11,215	53,998	$208	4	$220

Europe (1)
Turn-Key Flex	—	—	—	—	—
Colocation	—	—	—	—	—
Non-Technical	—	—	—	—	—
Total	—	—	—	—	—

Asia Pacific (1)
Turn-Key Flex	$3,424	14,193	$241	1	$247
Colocation	—	—	—	—	—
Non-Technical	68	800	84	—	—
Total	$3,492	14,993	$233	1	$247

Grand Total	$14,707	68,991	$213	5	$226
Note: Totals may not foot due to rounding differences.

(1) Based on quarterly average exchange rates during the three months ended June 30, 2016.

Investment Activity

Subsequent to the end of the quarter, Digital Realty closed on the sale of a four-property data center portfolio, including two in St. Louis and two in Northern Virginia totaling over 454,000 square feet for $115 million, or $252 per square foot. The properties were expected to generate cash net operating income of approximately $9 million in 2016. The sale is expected to generate net proceeds of $113 million, and Digital Realty expects to recognize a gain on the sale of approximately $27 million in the third quarter of 2016.

In early July, Digital Realty completed the acquisition of a portfolio of eight high-quality, carrier-neutral data centers in Europe from Equinix in a transaction valued at $874 million, or a multiple of approximately 13 times the anticipated full-year 2016 portfolio EBITDA. Digital Realty also entered into an agreement to sell 114 rue Ambroise Croizat in Paris to Equinix for €190 million (or approximately $210 million). The Paris property sale is subject to customary closing conditions, and is expected to close in the third quarter of 2016.

Balance Sheet
Digital Realty had approximately $6.1 billion of total debt outstanding as of June 30, 2016, comprised of $5.9 billion of unsecured debt and approximately $0.2 billion of secured debt. At the end of the second quarter of 2016, net debt-to-adjusted EBITDA was 5.2x, debt-plus-preferred-to-total enterprise value was 31.5% and fixed charge coverage was 3.4x.
During the second quarter, Digital Realty executed an offering of 14,375,000 shares (including 1,875,000 shares from the exercise of the underwriters' over-allotment option in full) of common stock at a price of $96.00 per share subject to forward sale agreements.  The company expects to receive net proceeds of approximately $1.3 billion (net of fees and estimated expenses) upon full physical settlement of the forward sale agreements, which is anticipated to be no later than May 19, 2017.

Earnings Release	Financial Supplement
Second Quarter 2016

2016 Outlook
Digital Realty raised its 2016 core FFO per share outlook from $5.55 - $5.65 to $5.65 - $5.75. The assumptions underlying this guidance are summarized in the following table.

	Jan. 4, 2016	Feb. 25, 2016	Apr. 28, 2016	Jul. 28, 2016
Top-Line and Cost Structure
2016 total revenue	$2.0 - $2.2 billion	$2.0 - $2.2 billion	$2.0 - $2.2 billion	$2.0 - $2.2 billion
2016 net non-cash rent adjustments (1)	$10 - $20 million	$10 - $20 million	$10 - $20 million	$10 - $20 million
2016 adjusted EBITDA margin	55.0% - 57.0%	55.0% - 57.0%	55.5% - 57.5%	56.0% - 58.0%
2016 G&A margin	7.0% - 7.5%	7.0% - 7.5%	6.5% - 7.0%	6.5% - 7.0%

Internal Growth
Rental rates on renewal leases
Cash basis	N/A	Flat	Flat	Slightly positive
GAAP basis	N/A	Up high single-digits	Up high single-digits	Up high single-digits
Year-end portfolio occupancy	N/A	+/- 50 bps	+/- 50 bps	+/- 50 bps
"Same-capital" cash NOI growth (2)	N/A	0.0% - 3.0%	1.0% - 4.0%	2.5% - 4.0%

Foreign Exchange Rates
U.S. Dollar / Pound Sterling	N/A	$1.40 - $1.48	$1.38 - $1.45	$1.27 - $1.32
U.S. Dollar / Euro	N/A	$1.02 - $1.07	$1.05 - $1.10	$1.05 - $1.10

External Growth
Dispositions
Dollar volume	$0 - $200 million	$38 - $200 million	$38 - $200 million	$150 - $360 million
Cap rate	0.0% - 10.0%	0.0% - 10.0%	0.0% - 10.0%	7.0% - 8.0%
Development
CapEx	$750 - $900 million	$750 - $900 million	$750 - $900 million	$750 - $900 million
Average stabilized yields	10.5% - 12.5%	10.5% - 12.5%	10.5% - 12.5%	10.5% - 12.5%
Enhancements and other non-recurring CapEx (3)	$20 - $25 million	$20 - $25 million	$20 - $25 million	$5 - $10 million
Recurring CapEx + capitalized leasing costs (4)	$145 - $155 million	$145 - $155 million	$145 - $155 million	$120 - $130 million

Balance Sheet
Long-term debt issuance
Dollar amount	$1.25 - $1.75 billion	$1.25 - $1.75 billion	$1.25 - $1.75 billion	$1.25 - $1.75 billion
Pricing	3.00% - 5.00%	3.00% - 5.00%	2.50% - 3.50%	2.50% - 3.50%
Timing	Mid 2016	Mid 2016	Early-to-mid 2016	Early-to-mid 2016

Net income per diluted share	$0.35 - $0.45	$0.35 - $0.45	$0.45 - $0.50	$1.95 - $2.00
Real estate depreciation and (gain)/loss on sale	$5.00 - $5.00	$5.00 - $5.00	$5.00 - $5.00	$3.55 - $3.55
Funds From Operations / share (NAREIT-Defined)	$5.35 - $5.45	$5.35 - $5.45	$5.45 - $5.50	$5.50 - $5.55
Non-core expense and revenue streams	$0.10 - $0.15	$0.10 - $0.15	$0.10 - $0.15	$0.15 - $0.20
Core Funds From Operations / share	$5.45 - $5.60	$5.45 - $5.60	$5.55 - $5.65	$5.65 - $5.75
Foreign currency translation adjustments	$0.05 - $0.10	$0.05 - $0.10	$0.05 - $0.10	$0.05 - $0.15
Constant-Currency Core FFO / share	$5.50 - $5.70	$5.50 - $5.70	$5.60 - $5.75	$5.70 - $5.90

(1)	Net non-cash rent adjustments represents the sum of straight-line rental revenue, straight-line rent expense as well as the amortization of above- and below-market leases (i.e., FAS 141 adjustments).

(2)
The "same-capital" pool includes properties owned as of December 31, 2014 with less than 5% of the total rentable square feet under development. It also excludes properties that were undergoing, or were expected to undergo, development activities in 2015-2016, properties classified as held for sale, and properties sold or contributed to joint ventures for all periods presented.

Note: In an effort to present 2016 same-capital results on a basis comparable to 2015, projected Net Operating Income (NOI) is shown prior to Telx-related eliminations at properties owned as of December 31, 2014 that meet the same-capital definition.

(3)	Other non-recurring CapEx represents costs incurred to enhance the capacity or marketability of operating properties, such as network fiber initiatives and software development costs.

(4)
Recurring CapEx represents non-incremental improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions. Capitalized leasing costs include capitalized leasing compensation as well as capitalized internal leasing commissions.

Earnings Release	Financial Supplement
Second Quarter 2016

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including FFO, core FFO, constant-currency core FFO, and adjusted EBITDA. A reconciliation from U.S. GAAP net income available to common stockholders to FFO, a reconciliation from FFO to core FFO and constant-currency core FFO, and definitions of FFO, core FFO and constant-currency core FFO are included as an attachment to this press release. A reconciliation from U.S. GAAP net income available to common stockholders to Adjusted EBITDA, a definition of Adjusted EBITDA and definitions of net debt-to-Adjusted EBITDA, debt-plus-preferred-to-total enterprise value, Cash NOI, and fixed charge coverage ratio are included as an attachment to this press release.

Investor Conference Call
Prior to Digital Realty’s conference call today at 5:30 p.m. EDT / 2:30 p.m. PDT, Digital Realty will post a presentation to the Investors section of the company’s website at http://investor.digitalrealty.com. The presentation is designed to accompany the discussion of the company's second quarter 2016 financial results and operating performance. The conference call will feature Chief Executive Officer A. William Stein and Chief Financial Officer Andrew P. Power.
To participate in the live call, investors are invited to dial +1 (888) 317-6003 (for domestic callers) or +1 (412) 317-6061 (for international callers) and reference the conference ID# 9863420 at least five minutes prior to start time. A live webcast of the call will be available via the Investors section of Digital Realty’s website at http://investor.digitalrealty.com.
Telephone and webcast replays will be available one hour after the call until August 28, 2016. The telephone replay can be accessed by dialing +1 (877) 344-7529 (for domestic callers) or +1 (412) 317-0088 (for international callers) and providing the conference ID# 10088313. The webcast replay can be accessed on Digital Realty’s website.

About Digital Realty
Digital Realty Trust, Inc. supports the data center and colocation strategies of more than 1,800 firms across its secure, network-rich portfolio of data centers located throughout North America, Europe, Asia and Australia. Digital Realty's clients include domestic and international companies of all sizes, ranging from financial services, cloud and information technology services, to manufacturing, energy, gaming, life sciences and consumer products.
Additional information about Digital Realty is included in the Company Overview, available on the Investors page of Digital Realty’s website at www.digitalrealty.com. The Company Overview is updated periodically, and may disclose material information and updates. To receive e-mail alerts when the Company Overview is updated, please visit the Investors page of Digital Realty’s website.

Contact Information
Andrew P. Power
Chief Financial Officer
Digital Realty Trust, Inc.
+1 (415) 738-6500

John J. Stewart
Senior Vice President
Investor Relations
Digital Realty Trust, Inc.
+1 (415) 738-6500

Consolidated Quarterly Statements of Operations	Financial Supplement
Unaudited and in Thousands, Except Share and Per Share Data	Second Quarter 2016

	Three Months Ended					Six Months Ended
	30-Jun-16	31-Mar-16	31-Dec-15	30-Sep-15	30-Jun-15	30-Jun-16	30-Jun-15
Rental revenues	$377,109	$371,128	$365,827	$336,679	$329,213	$748,237	$647,016
Tenant reimbursements - Utilities	62,363	58,955	60,800	70,148	62,305	121,318	122,069
Tenant reimbursements - Other	25,848	25,263	30,190	25,336	25,267	51,111	51,332
Interconnection & other	48,363	46,963	41,746	1,651	1,463	95,326	2,826
Fee income	1,251	1,799	1,880	1,595	1,549	3,050	3,163
Other	—	91	—	580	498	91	498
Total Operating Revenues	$514,934	$504,199	$500,443	$435,989	$420,295	$1,019,133	$826,904

Utilities	$74,396	$69,917	$70,758	$73,887	$64,669	$144,313	$127,639
Rental property operating	54,731	54,109	52,563	35,254	34,954	108,840	70,685
Repairs & maintenance	30,421	30,143	32,063	31,301	29,895	60,564	55,778
Property taxes	27,449	27,331	28,472	19,953	20,900	54,780	44,163
Insurance	2,241	2,412	2,360	2,140	2,154	4,653	4,309
Change in fair value of contingent consideration	—	—	—	(1,594)	352	—	(42,682)
Depreciation & amortization	175,594	169,016	172,956	136,974	131,524	344,610	260,597
General & administrative	32,681	29,808	29,862	26,431	24,312	62,489	44,110
Severance-related expense, equity acceleration, and legal expenses	1,508	1,448	6,125	(3,676)	1,301	2,956	2,697
Transaction expenses	3,615	1,900	3,099	11,042	3,166	5,515	3,259
Other expenses	—	(1)	60,914	51	(6)	(1)	(22)
Total Operating Expenses	$402,636	$386,083	$459,172	$331,763	$313,221	$788,719	$570,533

Operating Income (Loss)	$112,298	$118,116	$41,271	$104,226	$107,074	$230,414	$256,371

Equity in earnings of unconsolidated joint ventures	$4,132	$4,078	$3,321	$4,169	$3,383	$8,210	$8,001
Gain (loss) on sale of property	—	1,097	322	(207)	76,669	1,097	94,489
Interest and other income	(3,325)	(624)	498	(358)	(231)	(3,949)	(2,521)
Interest (expense)	(59,909)	(57,261)	(61,717)	(48,138)	(46,114)	(117,170)	(91,580)
Tax (expense)	(2,252)	(2,109)	(268)	(1,850)	(2,636)	(4,361)	(4,290)
Loss from early extinguishment of debt	—	(964)	—	—	(148)	(964)	(148)
Net Income (Loss)	$50,944	$62,333	($16,573)	$57,842	$137,997	$113,277	$260,322

Net (income) loss attributable to noncontrolling interests	(569)	(784)	590	(864)	(2,486)	(1,353)	(4,628)
Net Income (Loss) Attributable to Digital Realty Trust, Inc.	$50,375	$61,549	($15,983)	$56,978	$135,511	$111,924	$255,694

Preferred stock dividends	(22,424)	(22,424)	(24,056)	(18,456)	(18,456)	(44,848)	(36,911)

Net Income (Loss) Available to Common Stockholders	$27,951	$39,125	($40,039)	$38,522	$117,055	$67,076	$218,783

Weighted-average shares outstanding - basic	146,824,268	146,565,564	145,561,559	135,832,503	135,810,060	146,694,916	135,757,584
Weighted-average shares outstanding - diluted	147,808,268	147,433,194	145,561,559	138,259,936	136,499,004	147,416,934	136,260,995
Weighted-average fully diluted shares and units	150,210,714	149,915,428	149,100,083	139,192,198	139,256,470	149,859,276	138,991,115

Net income (loss) per share - basic	$0.19	$0.27	($0.28)	$0.28	$0.86	$0.46	$1.61
Net income (loss) per share - diluted	$0.19	$0.27	($0.28)	$0.28	$0.86	$0.46	$1.61

Funds From Operations and Core Funds From Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Second Quarter 2016

Reconciliation of Net Income to Funds From Operations (FFO)	Three Months Ended					Six Months Ended
	30-Jun-16	31-Mar-16	31-Dec-15	30-Sep-15	30-Jun-15	30-Jun-16	30-Jun-15

Net Income (Loss) Available to Common Stockholders	$27,951	$39,125	($40,039)	$38,522	$117,055	$67,076	$218,783
Adjustments:
Noncontrolling interests in operating partnership	457	663	(708)	747	2,377	1,120	4,403
Real estate related depreciation & amortization (1)	167,043	166,912	170,095	135,613	130,198	333,955	258,021
Impairment charge Telx trade name	6,122	—	—	—	—	6,122	—
Unconsolidated JV real estate related depreciation & amortization	2,810	2,803	2,867	2,761	3,187	5,613	5,791
(Gain) loss on sale of property	—	(1,097)	(322)	207	(76,669)	(1,097)	(94,489)
(Gain) on settlement of pre-existing relationship with Telx (2)	—	—	(14,355)	—	—	—	—
Funds From Operations	$204,383	$208,406	$117,538	$177,850	$176,148	$412,789	$392,509

Funds From Operations - diluted	$204,383	$208,406	$117,538	$177,850	$176,148	$412,789	$392,509

Weighted-average shares and units outstanding - basic	149,227	149,048	148,388	138,468	138,568	149,137	138,488
Weighted-average shares and units outstanding - diluted (3)	150,211	149,915	149,100	139,192	139,257	149,859	138,991

Funds From Operations per share - basic	$1.37	$1.40	$0.79	$1.28	$1.27	$2.77	$2.83

Funds From Operations per share - diluted (3)	$1.36	$1.39	$0.79	$1.28	$1.26	$2.75	$2.82

Reconciliation of FFO to Core FFO	Three Months Ended					Six Months Ended
	30-Jun-16	31-Mar-16	31-Dec-15	30-Sep-15	30-Jun-15	30-Jun-16	30-Jun-15

Funds From Operations - diluted	$204,383	$208,406	$117,538	$177,850	$176,148	$412,789	$392,509
Termination fees and other non-core revenues (4)	—	(91)	—	(580)	(313)	(91)	1,260
Transaction expenses	3,615	1,900	3,099	11,042	3,166	5,515	3,259
Loss from early extinguishment of debt	—	964	—	—	148	964	148
Change in fair value of contingent consideration (5)	—	—	—	(1,594)	352	—	(42,682)
Severance related expense, equity acceleration, and legal expenses (6)	1,508	1,448	6,125	(3,676)	1,301	2,956	2,697
Bridge facility fees (7)	—	—	3,903	—	—	—	—
Loss on currency forwards	3,082	—	—	—	—	3,082	—
Other non-core expense adjustments (8)	—	(1)	75,269	51	(29)	(1)	(59)
Core Funds From Operations - diluted	$212,587	$212,626	$205,934	$183,093	$180,773	$425,214	$357,132

Weighted-average shares and units outstanding - diluted (3)	150,211	149,915	149,100	139,192	139,257	149,859	138,991

Core Funds From Operations per share - diluted (3)	$1.42	$1.42	$1.38	$1.32	$1.30	$2.84	$2.57

(1)	Real Estate Related Depreciation & Amortization:

	Three Months Ended					Six Months Ended
	30-Jun-16	31-Mar-16	31-Dec-15	30-Sep-15	30-Jun-15	30-Jun-16	30-Jun-15

Depreciation & amortization per income statement	$175,594	$169,016	$172,956	$136,974	$131,524	$344,610	$260,597
Non-real estate depreciation	(2,429)	(2,104)	(2,861)	(1,361)	(1,326)	(4,533)	(2,576)
Impairment charge Telx trade name	(6,122)	—	—	—	—	(6,122)	—

Real Estate Related Depreciation & Amortization	$167,043	$166,912	$170,095	$135,613	$130,198	$333,955	$258,021

(2)	Included in Other expenses on the Income Statement, offset by the write off of straight-line rent receivables related to the Telx Acquisition of $75.3 million.

(3)
For all periods presented, we have excluded the effect of dilutive series E, series F, series G, series H and series I preferred stock, as applicable, that may be converted upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series E, series F, series G, series H and series I preferred stock, as applicable, which we consider highly improbable. See above for calculations of diluted FFO available to common stockholders and unitholders and page 14 for calculations of weighted average common stock and units outstanding.

(4)	Includes lease termination fees and certain other adjustments that are not core to our business.

(5)
Relates to earn-out contingencies in connection with the Sentrum and Singapore (29A International Business Park) acquisitions. The Sentrum earn-out contingency expired in July 2015 and the Singapore earn-out contingency will expire in November 2020 and will be reassessed on a quarterly basis. During the first quarter of 2015, we reduced the fair value of the earnout related to Sentrum by approximately $44.8 million.  The adjustment was the result of an evaluation by management that no additional leases would be executed for vacant space by the contingency expiration date.

(6)	Relates to severance and other charges related to the departure of company executives and integration related severance.

(7)	Bridge facility fees included in interest expense.

(8)
For the quarter ended December 31, 2015, includes write off of straight-line rent receivables related to the Telx Acquisition of $75.3 million. Includes reversal of accruals and certain other adjustments that are not core to our business. Construction management expenses are included in Other expenses on the income statement but are not added back to core FFO.

Adjusted Funds From Operations (AFFO)	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Second Quarter 2016

Reconciliation of Core FFO to AFFO	Three Months Ended					Six Months Ended
	30-Jun-16	31-Mar-16	31-Dec-15	30-Sep-15	30-Jun-15	30-Jun-16	30-Jun-15

Core FFO available to common stockholders and unitholders	$212,587	$212,626	$205,934	$183,093	$180,773	$425,214	$357,132
Adjustments:
Non-real estate depreciation	2,429	2,104	2,861	1,361	1,326	4,533	2,576
Amortization of deferred financing costs	2,643	2,260	2,121	2,076	2,069	4,903	4,285
Amortization of debt discount/premium	689	647	611	557	546	1,336	1,128
Non-cash stock-based compensation expense	4,630	3,420	604	3,831	4,518	8,050	7,313
Straight-line rent revenue	(5,554)	(7,456)	(9,530)	(13,579)	(14,499)	(13,010)	(27,868)
Straight-line rent expense	5,933	5,655	5,698	80	92	11,588	167
Above- and below-market rent amortization	(1,997)	(2,266)	(2,479)	(2,174)	(2,359)	(4,263)	(4,683)
Deferred non-cash tax expense	669	637	(757)	680	1,066	1,306	1,623
Capitalized leasing compensation (1)	(2,455)	(2,695)	(2,563)	(2,581)	(2,044)	(5,150)	(5,072)
Recurring capital expenditures (2)	(17,914)	(21,064)	(35,386)	(14,716)	(23,708)	(38,978)	(41,774)
Capitalized internal leasing commissions	(1,677)	(2,024)	(1,460)	(907)	(888)	(3,701)	(1,714)

AFFO available to common stockholders and unitholders (3)	$199,984	$191,844	$165,654	$157,721	$146,892	$391,828	$293,113

Weighted-average shares and units outstanding - basic	149,227	149,048	148,388	138,468	138,568	149,137	138,488
Weighted-average shares and units outstanding - diluted (4)	150,211	149,915	149,100	139,192	139,257	149,859	138,991

AFFO per share - diluted (4)	$1.33	$1.28	$1.11	$1.13	$1.05	$2.61	$2.11

Dividends per share and common unit	$0.88	$0.88	$0.85	$0.85	$0.85	$1.76	$1.70

Diluted AFFO Payout Ratio	66.1%	68.8%	76.5%	75.0%	80.6%	67.3%	80.6%

	Three Months Ended					Six Months Ended
Share Count Detail	30-Jun-16	31-Mar-16	31-Dec-15	30-Sep-15	30-Jun-15	30-Jun-16	30-Jun-15

Weighted Average Common Stock and Units Outstanding	149,227	149,048	148,388	138,468	138,568	149,137	138,488
Add: Effect of dilutive securities	984	867	712	724	689	722	503

Weighted Avg. Common Stock and Units Outstanding - diluted	150,211	149,915	149,100	139,192	139,257	149,859	138,991

(1)
Beginning in the first quarter of 2015, we changed the presentation of certain capital expenditures.  Infrequent expenditures for capitalized replacements and upgrades are now categorized as Recurring capital expenditures (categorized as Enhancements and Other Non-Recurring capital expenditures in 2014).  First-generation leasing costs are now classified as Development capital expenditures (categorized as recurring capital expenditures in 2014). Capitalized leasing compensation for 2015 includes only second generation leasing costs.

(2)	For a definition of recurring capital expenditures, see page 37.

(3)	For a definition and discussion of AFFO, see page 46. For a reconciliation of net income available to common stockholders to FFO, see page 13.

(4)
For all periods presented, we have excluded the effect of dilutive series E, series F, series G, series H and series I preferred stock, as applicable, that may be converted upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series E, series F, series G, series H and series I preferred stock, as applicable, which we consider highly improbable. See page 13 for calculations of diluted FFO available to common stockholders and unitholders and above for calculations of weighted average common stock and units outstanding.

Consolidated Balance Sheets	Financial Supplement
Unaudited and in Thousands, Except Share and Per Share Data	Second Quarter 2016

	30-Jun-16	31-Mar-16	31-Dec-15	30-Sep-15	30-Jun-15
Assets
Investments in real estate:
Real estate	$10,223,946	$10,226,549	$10,066,936	$9,473,253	$9,353,820
Construction in progress	594,986	720,363	664,992	570,598	646,012
Land held for future development	161,714	156,000	183,445	133,343	141,294
Investments in Real Estate	$10,980,646	$11,102,912	$10,915,373	$10,177,194	$10,141,126
Accumulated depreciation & amortization	(2,441,150)	(2,380,400)	(2,251,268)	(2,137,631)	(2,033,289)
Net Investments in Properties	$8,539,496	$8,722,512	$8,664,105	$8,039,563	$8,107,837
Investment in unconsolidated joint ventures	105,673	106,008	106,107	103,703	103,410
Net Investments in Real Estate	$8,645,169	$8,828,520	$8,770,212	$8,143,266	$8,211,247

Cash and cash equivalents	$33,241	$31,134	$57,053	$22,998	$49,989
Accounts and other receivables (1)	165,867	180,456	177,398	157,994	126,734
Deferred rent	408,193	412,579	403,327	475,796	467,262
Acquired in-place lease value, deferred leasing costs and other real estate intangibles, net	1,331,275	1,368,340	1,391,659	405,824	424,229
Acquired above-market leases, net	26,785	30,107	32,698	30,617	33,936
Goodwill	330,664	330,664	330,664	—	—
Restricted cash	18,297	19,599	18,009	12,500	18,557
Assets associated with real estate held for sale	222,304	145,087	180,139	173,461	171,990
Other assets	110,580	75,489	54,904	49,384	51,862

Total Assets	$11,292,375	$11,421,975	$11,416,063	$9,471,840	$9,555,806

Liabilities and Equity
Global unsecured revolving credit facility	$88,535	$677,868	$960,271	$682,648	$770,481
Unsecured term loan	1,545,590	1,566,185	923,267	937,198	959,982
Unsecured senior notes, net of discount	4,252,570	3,662,753	3,712,569	2,794,783	2,834,070
Mortgage loans, net of premiums	248,711	249,923	302,930	304,777	374,090
Accounts payable and other accrued liabilities	598,610	570,653	608,343	513,555	516,232
Accrued dividends and distributions	—	—	126,925	—	—
Acquired below-market leases	90,823	96,475	101,114	88,632	94,312
Security deposits and prepaid rent	128,802	147,934	138,347	107,704	109,005
Liabilities associated with assets held for sale	13,092	4,974	5,795	6,892	7,441
Total Liabilities	$6,966,733	$6,976,765	$6,879,561	$5,436,189	$5,665,613

Equity
Preferred Stock: $0.01 par value per share, 70,000,000 shares authorized:
Series E Cumulative Redeemable Preferred Stock (2)	$277,172	$277,172	$277,172	$277,172	$277,172
Series F Cumulative Redeemable Preferred Stock (3)	176,191	176,191	176,191	176,191	176,191
Series G Cumulative Redeemable Preferred Stock (4)	241,468	241,468	241,468	241,468	241,468
Series H Cumulative Redeemable Preferred Stock (5)	353,290	353,290	353,290	353,290	353,290
Series I Cumulative Redeemable Preferred Stock (6)	242,012	242,014	242,014	241,683	—
Common Stock: $0.01 par value per share, 215,000,000 shares authorized (7)	1,460	1,459	1,456	1,351	1,351
Additional paid-in capital	4,669,149	4,659,484	4,655,220	3,977,945	3,974,398
Dividends in excess of earnings	(1,541,265)	(1,440,028)	(1,350,089)	(1,185,633)	(1,108,701)
Accumulated other comprehensive (loss) income, net	(129,657)	(104,252)	(96,590)	(87,988)	(67,324)
Total Stockholders' Equity	$4,289,820	$4,406,798	$4,500,132	$3,995,479	$3,847,845

Noncontrolling Interests
Noncontrolling interest in operating partnership	$29,095	$31,648	$29,612	$33,411	$35,577
Noncontrolling interest in consolidated joint ventures	6,727	6,764	6,758	6,761	6,771

Total Noncontrolling Interests	$35,822	$38,412	$36,370	$40,172	$42,348

Total Equity	$4,325,642	$4,445,210	$4,536,502	$4,035,651	$3,890,193

Total Liabilities and Equity	$11,292,375	$11,421,975	$11,416,063	$9,471,840	$9,555,806

(1)	Net of allowance for doubtful accounts of $5,872 and $5,844 as of June 30, 2016 and December 31, 2015, respectively.

(2)
Series E Cumulative Redeemable Preferred Stock, 7.000%, $287,500 and $287,500 liquidation preference, respectively ($25.00 per share), 11,500,000 and 11,500,000 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively.

(3)
Series F Cumulative Redeemable Preferred Stock, 6.625%, $182,500 and $182,500 liquidation preference, respectively ($25.00 per share), 7,300,000 and 7,300,000 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively.

(4)
Series G Cumulative Redeemable Preferred Stock, 5.875%, $250,000 and $250,000 liquidation preference, respectively ($25.00 per share), 10,000,000 and 10,000,000 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively.

(5)
Series H Cumulative Redeemable Preferred Stock, 7.375%, $365,000 and $365,000 liquidation preference, respectively ($25.00 per share), 14,600,000 and 14,600,000 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively.

(6)
Series I Cumulative Redeemable Preferred Stock, 6.350%, $250,000 and $250,000 liquidation preference, respectively ($25.00 per share), 10,000,000 and 10,000,000 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively.

(7)	Common Stock: 146,859,067 and 146,384,247 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively.

Components of Net Asset Value (NAV) (1)	Financial Supplement
Unaudited and in Thousands	Second Quarter 2016

Consolidated Properties Cash Net Operating Income (NOI) (2), Annualized (3)
Internet Gateway (4)	$310,414
Turn-Key Flex® (4)	631,841
Powered Base Building® (4)	190,908
Colo & Non-tech (4)	62,620
Leased Internet Gateway (4)	94,625
Total Cash NOI, Annualized	$1,290,408
less: Partners' share of consolidated JVs	(509)
Dispositions & expirations	(11,500)
2Q16 carry-over & remaining FY16 backlog Cash NOI (stabilized) (5)	31,578
Total Consolidated Cash NOI, Annualized	$1,309,977

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI
Turn-Key Flex®	$22,312
Powered Base Building®	8,904
Total Unconsolidated Cash NOI, Annualized	$31,216

Other Income
Development and Management Fees (net), Annualized	$5,004

Other Assets
Pre-stabilized inventory, at cost (6)	$257,816
Land held for development	161,714
Development CIP (7)	594,986
less: Investment associated with FY16 Backlog NOI	(81,866)
Cash and cash equivalents	33,241
Restricted cash	18,297
Accounts and other receivables, net	165,867
Other assets	110,580
less: Partners' share of consolidated JV assets	(97)
Total Other Assets	$1,260,537

Liabilities
Global unsecured revolving credit facility	$101,007
Unsecured term loan	1,552,426
Unsecured senior notes	4,298,130
Mortgage loans, excluding premiums	248,461
Accounts payable and other accrued liabilities (8)	598,610
Security deposits and prepaid rents	128,802
Liabilities associated with assets held for sale	13,092
Backlog NOI cost to complete (9)	59,987
Preferred stock, at liquidation value	1,335,000
Digital Realty's share of unconsolidated JV debt	136,609
Total Liabilities	$8,472,124

Diluted Shares and Units Outstanding	150,380

(1)	Includes Digital Realty's share of backlog leasing at unconsolidated JV properties.

(2)	For a definition and discussion of NOI and Cash NOI and a reconciliation of operating income to NOI and Cash NOI, see page 47.

(3)
Annualized Cash NOI is calculated by multiplying results for the most recent quarter by four. Annualized results may not be indicative of any four-quarter period and do not take into account scheduled lease expirations, among other things. Annualized data is presented for illustrative purposes only.

(4)	Reflects annualized 2Q16 Cash NOI of $1,290.4 million. NOI is allocated based on management’s best estimate derived using contractual ABR and stabilized margins.

(5)	Estimated Cash NOI related to signed leasing expected to commence through FY16. Includes Digital Realty's share of signed leasing at unconsolidated JV properties.

(6)	Includes Digital Realty's share of cost at unconsolidated JV properties.

(7)	See page 36 for further details on the breakdown of the CIP balance.

(8)	Includes net deferred tax liability of approximately $122.4 million.

(9)	Includes Digital Realty's share of expected cost to complete at unconsolidated joint venture properties.

Consolidated Debt Analysis	Financial Supplement
Unaudited and in Thousands	Second Quarter 2016

	As of June 30, 2016
	Maturity Date	Principal Balance	% of Total Debt	Interest Rate	Interest Rate Including Swaps
Global Unsecured Revolving Credit Facility (1)
Global unsecured revolving credit facility	January 15, 2021	$101,007
Deferred financing costs, net		(12,472)
Total Global Unsecured Revolving Credit Facility		$88,535	2%	1.302%

Unsecured Term Loan
Hedged variable rate portion of 5-year term loan	January 15, 2021	$853,368		1.702%	1.946%
Unhedged variable rate portion of 5-year term loan	January 15, 2021	399,058		2.096%
Hedged variable rate portion of 7-year term loan	January 15, 2023	300,000		1.992%	2.985%
Deferred financing costs, net		(6,836)
Total Unsecured Term Loan		$1,545,590	25%	1.860%	2.185%

Prudential Unsecured Senior Notes
Series E	January 20, 2017	$50,000		5.730%
Total Prudential Unsecured Senior Notes		$50,000	1%	5.730%

Senior Notes
5.875% notes due 2020	February 1, 2020	$500,000		5.875%
3.400% notes due 2020	October 1, 2020	500,000		3.400%
5.250% notes due 2021	March 15, 2021	400,000		5.250%
3.950% notes due 2022	July 1, 2022	500,000		3.950%
3.625% notes due 2022	October 1, 2022	300,000		3.625%
4.750% notes due 2023	October 13, 2023	399,330		4.750%
2.625% notes due 2024	April 15, 2024	666,360		2.625%
4.250% notes due 2025	January 17, 2025	532,440		4.250%
4.750% notes due 2025	October 1, 2025	450,000		4.750%
Unamortized discounts		(17,461)
Deferred financing costs, net		(28,099)
Total Senior Notes		$4,202,570	68%	4.201%

Total Unsecured Senior Notes		$4,252,570	69%	4.219%

Mortgage Loans
34551 Ardenwood Boulevard	November 11, 2016	$50,030		5.950%
2334 Lundy Place	November 11, 2016	36,389		5.955%
1100 Space Park Drive	December 11, 2016	49,972		5.886%
2045 & 2055 Lafayette Street	February 6, 2017	60,854		5.927%
150 South First Street	February 6, 2017	48,043		6.300%
731 East Trade Street	July 1, 2020	3,173		8.220%
Unamortized net premiums		380
Deferred financing costs, net		(130)
Total Mortgage Loans		$248,711	4%	6.029%

Total Indebtedness		$6,135,406	100%	3.653%	3.735%

Debt Summary
Total unhedged variable rate debt		$500,065	8%
Total fixed rate / hedged variable rate debt		5,699,959	92%
Total Consolidated Debt		$6,200,024	100%	3.653%	3.735% (2)

Global Unsecured Revolving Credit Facility Detail as of June 30, 2016
	Maximum Available	Existing Capacity (3)	Currently Drawn

Global Unsecured Revolving Credit Facility	$2,048,731	$1,928,851	$101,007

(1)	Maturity date assumes that all extensions will be exercised.

(2)	Debt instruments shown at coupon rates.

(3)	Net of letters of credit issued of $18.9 million.

Debt Maturities	Financial Supplement
Unaudited and in Thousands	Second Quarter 2016

	As of June 30, 2016
	Interest Rate	2016	2017	2018	2019	2020	Thereafter	Total
Global Unsecured Revolving Credit Facility (1)
Global unsecured revolving credit facility		—	—	—	—	—	$101,007	$101,007
Total Global Unsecured Revolving Credit Facility	1.302%	—	—	—	—	—	$101,007	$101,007

Unsecured Term Loan
Hedged variable rate portion of 5 year term loan	1.946%	—	—	—	—	—	$853,368	$853,368
Unhedged variable rate portion of 5 year term loan	2.096%	—	—	—	—	—	399,058	399,058
Hedged variable rate portion of 7 year term loan	2.985%	—	—	—	—	—	300,000	300,000
Total Unsecured Term Loan	2.185% (2)	—	—	—	—	—	$1,552,426	$1,552,426

Prudential Unsecured Senior Notes
Series E	5.730%	—	$50,000	—	—	—	—	$50,000
Total Prudential Unsecured Senior Notes	5.730%	—	$50,000	—	—	—	—	$50,000

Senior Notes
5.875% notes due 2020	5.875%	—	—	—	—	$500,000	—	$500,000
3.400% notes due 2020	3.400%	—	—	—	—	500,000	—	500,000
5.250% notes due 2021	5.250%	—	—	—	—	—	$400,000	400,000
3.950% notes due 2022	3.950%	—	—	—	—	—	500,000	500,000
3.625% notes due 2022	3.625%	—	—	—	—	—	300,000	300,000
4.750% notes due 2023	4.750%	—	—	—	—	—	399,330	399,330
2.625% notes due 2024	2.625%	—	—	—	—	—	666,360	666,360
4.250% notes due 2025	4.250%	—	—	—	—	—	532,440	532,440
4.750% notes due 2025	4.750%	—	—	—	—	—	450,000	450,000
Total Senior Notes	4.201%	—	—	—	—	$1,000,000	3,248,130	$4,248,130

Mortgage Loans
34551 Ardenwood Boulevard	5.950%	$50,030	—	—	—	—	—	$50,030
2334 Lundy Place	5.955%	36,389	—	—	—	—	—	36,389
1100 Space Park Drive	5.886%	49,972	—	—	—	—	—	49,972
2045 & 2055 Lafayette Street	5.927%	601	$60,253	—	—	—	—	60,854
150 South First Street	6.300%	446	47,597	—	—	—	—	48,043
731 East Trade Street	8.220%	257	546	$593	$644	$1,133	—	3,173
Total Mortgage Loans	6.029%	$137,695	$108,396	$593	$644	$1,133	—	$248,461

Total unhedged variable rate debt		—	—	—	—	—	$500,065	$500,065
Total fixed rate / hedged variable rate debt		$137,695	$158,396	$593	$644	$1,001,133	4,401,498	5,699,959

Total Debt	3.735%	$137,695	$158,396	$593	$644	$1,001,133	$4,901,563	$6,200,024

Weighted Average Interest Rate		5.928%	5.977%	—	—	4.649%	3.414%	3.735%

Summary

Weighted Average Term to Initial Maturity								5.8 Years

Weighted Average Maturity (assuming exercise of extension options)								5.8 Years

(1)	Assumes all extensions will be exercised.

(2)	Interest rate including swaps.
Note: Totals exclude net premiums/(discounts) and deferred financing costs.

Debt Analysis & Covenant Compliance	Financial Supplement
Unaudited	Second Quarter 2016

	As of June 30, 2016
	5.875% Notes due 2020 5.250% Notes due 2021		3.400% Notes due 2020 3.950% Notes due 2022 3.625% Notes due 2022 4.750% Notes due 2023 2.625% Notes due 2024 4.250% Notes due 2025 4.750% Notes due 2025	Global Unsecured Revolving Credit Facility
	Required	Actual	Actual	Required	Actual
Debt Covenant Ratios (1)

Total outstanding debt / total assets (2)	Less than 60%	45%	42%	Less than 60% (3)	36%
Secured debt / total assets (4)	Less than 40%	2%	2%	Less than 40%	2%
Total unencumbered assets / unsecured debt	Greater than 150%	213%	230%	N/A	N/A
Consolidated EBITDA / interest expense (5)	Greater than 1.5x	4.4x	4.4x	N/A	N/A
Fixed charge coverage		N/A	N/A	Greater than 1.5x	3.3x
Unsecured debt / total unencumbered asset value (6)		N/A	N/A	Less than 60%	37%
Unencumbered assets debt service coverage ratio		N/A	N/A	Greater than 1.5x	5.5x

(1)
For a definition of the terms used in the table above and related footnotes, please refer to: the Indenture dated January 28, 2010, which governs the 5.875% Notes due 2020; the Indenture and Supplemental Indenture No. 1 dated March 8, 2011, which governs the 5.250% Notes due 2021; the Indenture and Supplemental Indenture No. 1 dated June 23, 2015, which governs the 3.950% Notes due 2022; the Indenture and Supplemental Indenture No. 1 dated September 24, 2012, which governs the 3.625% Notes due 2022; the Indenture dated April 1, 2014, which governs the 4.750% Notes due 2023; the Indenture dated April 15, 2016, which governs the 2.625% Notes due 2024; the Indenture dated January 18, 2013, which governs the 4.250% Notes due 2025; the Indenture dated October 1, 2015, which governs the 3.400% Notes due 2020 and 4.750% Notes due 2025; and the Global Senior Credit Agreement dated as of January 15, 2016, which are filed as exhibits to our reports filed with the Securities and Exchange Commission.

(2)
This ratio is referred to as the Leverage Ratio, defined as Consolidated Debt / Total Asset Value, under the Global Unsecured Revolving Credit Facility. Under the 5.875% Notes due 2020 and 5.25% Notes due 2021, Total Assets is calculated using Consolidated EBITDA capped at 9.0%. Under the 3.400% Notes due 2020, 3.950% Notes due 2022, 3.625% Notes due 2022, 4.750% Notes due 2023, 2.625% Notes due 2024, 4.250% Notes due 2025, and 4.750% Notes due 2025, Total Assets is calculated using Consolidated EBITDA capped at 8.250%. Under the Global Unsecured Revolving Credit Facility, Total Asset Value is calculated using Adjusted Net Operating Income capped at 7.75% for Technology Assets other than Leased Assets and 10.00% for Leased Assets.

(3)
The Company has the right to maintain a Leverage Ratio of greater than 60.0% but less than or equal to 65.0% for up to four consecutive fiscal quarters during the term of the Facility following an acquisition of one or more Assets for a purchase price and other consideration in an amount not less than 5% of Total Asset Value.

(4)	This ratio is referred to as the Secured Debt Leverage Ratio, defined as Secured Debt / Total Asset Value, under the Global Unsecured Revolving Credit Facility.

(5)	Calculated as current quarter annualized Consolidated EBITDA to current quarter annualized Interest Expense (including capitalized interest and debt discounts).

(6)	Assets must satisfy certain conditions to qualify for inclusion as an Unencumbered Asset under the Global Unsecured Revolving Credit Facility.

Same-Capital Operating Trend Summary	Financial Supplement
Unaudited and in Thousands	Second Quarter 2016

Stabilized ("Same-Capital") Portfolio (1)

Note: In an effort to make 2016 and 2015 Same-Capital results comparable, Net Operating Income (NOI) results for the three and six months ended June 30, 2016 are shown prior to Telx-related eliminations that were completed in arriving at our consolidated financial results.  In addition, because Telx was not owned for the first nine months of 2015, Telx's contribution to DLR’s consolidated NOI for the three and six months ended June 30, 2016 and three months ended March 31, 2016 are excluded from the analysis.

	Three Months Ended					Six Months Ended
	30-Jun-16	30-Jun-15	% Change	31-Mar-16	% Change	30-Jun-16	30-Jun-15	% Change
Rental revenues	$210,889	$211,491	(0.3%)	$210,919	—	$421,808	$418,641	0.8%
Tenant reimbursements - Utilities	35,857	37,046	(3.2%)	33,739	6.3%	69,595	72,471	(4.0%)
Tenant reimbursements - Other	18,382	16,052	14.5%	17,440	5.4%	35,822	32,508	10.2%
Interconnection & other	1,513	1,234	22.6%	1,467	3.2%	2,980	2,420	23.1%
Total Revenue	$266,641	$265,823	0.3%	$263,564	1.2%	$530,205	$526,041	0.8%

Utilities	$36,725	$38,536	(4.7%)	$35,174	4.4%	$71,899	$75,357	(4.6%)
Rental property operating	20,450	21,139	(3.3%)	20,161	1.4%	40,611	41,368	(1.8%)
Repairs & maintenance	16,065	17,555	(8.5%)	16,228	(1.0%)	32,293	33,858	(4.6%)
Property taxes	16,191	12,716	27.3%	15,670	3.3%	31,861	27,833	14.5%
Insurance	1,646	1,712	(3.9%)	1,693	(2.8%)	3,339	3,403	(1.9%)
Total Expenses	$91,077	$91,658	(0.6%)	$88,926	2.4%	$180,003	$181,819	(1.0%)

Net Operating Income (2)	$175,565	$174,166	0.8%	$174,638	0.5%	$350,202	$344,222	1.7%

Less:
Stabilized straight-line rent	$1,500	$4,759	(68.5%)	$2,366	(36.6%)	$3,865	$10,222	(62.2%)
Above and below market rent	2,277	3,033	(24.9%)	2,543	(10.4%)	4,820	6,026	(20.0%)
Cash Net Operating Income (3)	$171,788	$166,374	3.3%	$169,729	1.2%	$341,517	$327,974	4.1%

Stabilized Portfolio occupancy at period end (4)	93.0%	94.3%	(1.3%)	93.0%	—	93.0%	94.3%	(1.3%)

(1)
Represents properties owned as of December 31, 2014 with less than 5% of total rentable square feet under development. Excludes properties that were undergoing, or were expected to undergo, development activities in 2015-2016, properties classified as held for sale, and properties sold or contributed to joint ventures for all periods presented. Prior period numbers adjusted to reflect current same-capital pool.

(2)	For a definition and discussion of net operating income and a reconciliation of operating income to NOI, see page 47.

(3)	For a definition and discussion of cash net operating income and a reconciliation of operating income to Cash NOI, see page 47.

(4)
Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area.

Note: Unconsolidated joint ventures, assets held for sale, and properties sold are excluded from stabilized portfolio in all periods.

Summary of Leasing Activity	Financial Supplement
Leases Signed in the Quarter Ended June 30, 2016	Second Quarter 2016

	Turn-Key Flex® (8)		Powered Base Building® (9)		Colocation		Non-Tech		Total
Leasing Activity - New (1) (2)	2Q16	LTM	2Q16	LTM	2Q16	LTM	2Q16	LTM	2Q16	LTM

Number of leases (3)	25	117	1	3	138	440	9	36	173	596
Rentable Square Feet Leased (4)	39,444	513,968	120	120	26,163	74,539	3,264	69,402	68,991	658,029
Initial stabilized cash rent per square foot	$207	$166	$144	$8,586	$229	$261	$55	$23	$208	$164
GAAP base rent per square foot (5)	$216	$177	$171	$8,613	$229	$260	$57	$24	$213	$172
Leasing cost per square foot	$39	$42	—	$558	$41	$46	$4	$24	$38	$41
Weighted Average Lease Term (years)	5.0	6.9	14.4	14.4	2.0	2.9	3.2	6.8	3.8	6.3

Net Effective Leasing Economics (6)
Base Rent	$219	$179	$172	$8,614	$230	$263	$57	$25	$215	$174
Rental Concessions	$3	$3	$1	$1	$1	$2	—	—	$2	$2
Estimated Opex	$41	$28	—	—	$94	$87	$20	$8	$60	$33
Net Rent	$175	$149	$171	$8,613	$135	$174	$37	$16	$153	$139

Tenant Improvements	$4	$2	—	—	—	—	—	$2	$2	$2
Leasing Commissions	$5	$4	—	$257	$26	$24	$1	$1	$13	$6
Net Effective Rent	$166	$142	$171	$8,355	$109	$150	$36	$13	$138	$131

	Turn-Key Flex®		Powered Base Building®		Colocation		Non-Tech		Total
Leasing Activity - Renewals (1)	2Q16	LTM	2Q16	LTM	2Q16	LTM	2Q16	LTM	2Q16	LTM
Number of leases (3)	30	88	1	12	339	576	13	35	383	711
Rentable Square Feet Renewed (4)	227,155	469,670	64,174	665,621	93,277	217,299	14,427	100,173	399,033	1,452,763
Expiring cash rent per square foot	$139	$157	$11	$26	$266	$272	$26	$23	$144	$105
Renewed cash rent per square foot	$139	$158	$15	$28	$280	$285	$28	$24	$148	$108
Cash Rental Rate Change	0.2%	1.0%	30.8%	10.7%	5.2%	4.8%	4.5%	6.5%	2.8%	3.7%

Expiring GAAP base rent per square foot (5)	$130	$143	$10	$23	$266	$272	$25	$21	$139	$99
Renewed GAAP base rent per square foot (5)	$142	$162	$16	$30	$280	$285	$28	$25	$150	$111
GAAP Base Rental Rate Change	9.5%	13.3%	55.4%	32.2%	5.2%	5.1%	12.3%	19.4%	8.1%	12.0%

Leasing cost per square foot	$4	$5	$3	$2	$—	$—	$2	$3	$3	$3
Weighted Average Lease Term (years)	3.4	3.4	5.3	5.3	1.1	1.3	3.6	6.0	3.2	4.2

Retention Ratio (7)	82.5%	71.6%	100.0%	68.4%	82.9%	79.5%	82.8%	61.2%	85.0%	70.3%

(1)	Excludes short-term, roof and garage leases.

(2)	Includes leases for new and re-leased space.

(3)	The number of leases represents the leased-unit count; a lease may include multiple units.

(4)	For some of our properties, we calculate square footage based on factors in addition to contractually leased square feet, including power, required support space and common area.

(5)	Rental rates represent annual estimated cash rent per rentable square foot, adjusted for straight-line rents in accordance with GAAP.

(6)	All dollar amounts are per square foot averaged over lease term.

(7)	Based on square feet.

(8)	LTM Turn-Key Flex activity includes $7 million of power expansions not associated with any additional rentable square footage.

(9)	LTM PBB includes a $1M reservation fee on a future commencement and one support space all without square footage.
Note: LTM is last twelve months, including current quarter.

Summary of Leasing Activity	Financial Supplement
Leases Commenced in the Quarter Ended June 30, 2016	Second Quarter 2016

	Turn-Key Flex® (7)		Powered Base Building® (8)		Colocation		Non-Tech		Total
Leasing Activity - New (1) (2)	2Q16	LTM	2Q16	LTM	2Q16	LTM	2Q16	LTM	2Q16	LTM

Number of leases (3)	31	139	2	5	133	506	11	35	177	685
Rentable Square Feet Leased (4)	146,652	647,272	120	45,242	36,952	69,530	38,819	74,068	222,543	836,113
Initial stabilized cash rent per square foot	$169	$155	$3,232	$79	$181	$271	$18	$21	$147	$148
GAAP base rent per square foot (5)	$184	$165	$1,483	$77	$181	$270	$20	$23	$155	$156
Leasing cost per square foot	$37	$46	$1,935	$7	$25	$38	$37	$25	$36	$41
Weighted Average Lease Term (years)	9.6	7.2	17.2	3.7	4.7	3.7	7.4	6.4	8.5	6.4

Net Effective Leasing Economics (6)
Base Rent	$187	$168	$1,582	$77	$184	$275	$20	$23	$158	$159
Rental Concessions	$4	$3	$99	—	$3	$4	$1	—	$3	$3
Estimated Opex	$29	$27	—	—	$102	$116	$5	$8	$37	$31
Net Rent	$155	$138	$1,483	$77	$79	$154	$14	$15	$118	$125

Tenant Improvements	$2	$2	—	—	—	—	$4	$2	$2	$2
Leasing Commissions	$3	$5	110	$1	$14	$30	$1	$1	$4	$7
Net Effective Rent	$150	$131	$1,373	$76	$65	$124	$10	$11	$112	$117

	Turn-Key Flex®		Powered Base Building®		Colocation		Non-Tech		Total
Leasing Activity - Renewals (1)	2Q16	LTM	2Q16	LTM	2Q16	LTM	2Q16	LTM	2Q16	LTM
Number of leases (3)	33	89	1	13	339	575	13	34	386	711
Rentable Square Feet Renewed (4)	228,852	454,191	64,174	768,556	93,277	215,169	14,427	99,973	400,730	1,537,889
Expiring cash rent per square foot	$140	$154	$11	$25	$266	$274	$26	$22	$145	$98
Renewed cash rent per square foot	$140	$155	$15	$27	$280	$288	$28	$24	$149	$101
Cash Rental Rate Change	—	0.9%	30.8%	9.7%	5.2%	4.9%	4.5%	6.5%	2.7%	3.7%

Expiring GAAP base rent per square foot (5)	$131	$140	$10	$22	$266	$274	$25	$21	$139	$92
Renewed GAAP base rent per square foot (5)	$143	$158	$16	$29	$280	$288	$28	$25	$150	$103
GAAP Base Rental Rate Change	9.3%	12.6%	55.4%	32.4%	5.2%	5.1%	12.3%	19.3%	8.0%	12.0%

Leasing cost per square feet	$4	$5	$3	$2	$—	$—	$2	$3	$3	$3
Weighted Average Lease Term (years)	3.4	3.4	5.3	6.0	1.1	1.3	3.6	6.0	3.2	4.7

(1)	Excludes short-term, roof and garage leases.

(2)	Includes leases for new and re-leased space.

(3)	The number of leases represents the leased-unit count; a lease may include multiple units.

(4)	For some of our properties, we calculate square footage based on factors in addition to contractually leased square feet, including power, required support space and common area.

(5)	Rental rates represent annual estimated cash rent per rentable square foot, adjusted for straight-line rents in accordance with GAAP.

(6)	All dollar amounts are per square foot averaged over lease term.

(7)	LTM Turn-Key Flex activity includes $1 million of power expansions not associated with any additional rentable square footage.

(8)	LTM PBB includes a $1M reservation fee on a future commencement and one support space all without square footage.
Note: LTM is last twelve months, including current quarter.

Lease Expirations and Lease Distribution	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Second Quarter 2016

Lease Expirations

Year	Square Footage of Expiring Leases (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent	Annualized Rent Per Occupied Square Foot	Annualized Rent Per Occupied Square Foot at Expiration	Annualized Rent at Expiration
Available	2,185,423	10.1%
Month to Month (3)	235,802	1.1%	$30,894	2.1%	$131	$132	$31,241
2016	711,735	3.3%	79,358	5.3%	111	111	79,358
2017	1,683,940	7.8%	163,324	10.9%	97	100	167,902
2018	1,815,660	8.4%	182,568	12.2%	101	104	188,493
2019	2,661,545	12.3%	232,551	15.5%	87	94	249,246
2020	2,257,402	10.5%	190,245	12.7%	84	92	208,542
2021	1,996,099	9.3%	123,734	8.3%	62	70	139,089
2022	1,617,260	7.5%	99,963	6.7%	62	71	114,172
2023	957,511	4.4%	73,053	4.9%	76	88	84,486
2024	1,190,338	5.5%	88,734	5.9%	75	90	106,756
2025	1,118,476	5.2%	70,273	4.7%	63	78	87,168
Thereafter	3,151,101	14.6%	161,916	10.8%	51	69	218,245

Total / Wtd. Avg.	21,582,291	100.0%	$1,496,612	100.0%	$77	$86	$1,674,699

Lease Distribution

Square Feet Under Lease	Total Net Rentable Square Feet (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent
Available	2,185,423	10.1%	—	—
2,500 or less	1,274,878	5.9%	$220,673	14.7%
2,501 - 10,000	2,394,970	11.1%	267,242	17.9%
10,001 - 20,000	3,916,047	18.1%	447,404	29.9%
20,001 - 40,000	3,166,833	14.7%	252,261	16.9%
40,001 - 100,000	4,368,373	20.2%	189,244	12.6%
Greater than 100,000	4,275,767	19.8%	119,788	8.0%

Total / Wtd. Avg.	21,582,291	100.0%	$1,496,612	100.0%

(1)
For some of our properties, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common area. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of June 30, 2016 multiplied by 12.

(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.
Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Lease Expirations - By Product Type	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Second Quarter 2016

Year	Square Footage of Expiring Leases (1)	Annualized Rent (2)	% of Annualized Rent	Annualized Rent Per Occupied Square Foot	Annualized Rent Per Occupied Square Foot at Expiration	Annualized Rent at Expiration
Turn-Key Flex®
Available	679,806	—	—	—	—	—
Month to Month (3)	31,426	$4,175	0.3%	$133	$143	$4,505
2016	128,809	18,673	1.2%	145	145	18,673
2017	463,766	74,531	5.0%	161	170	79,045
2018	856,724	122,463	8.2%	143	149	127,275
2019	975,331	162,388	10.9%	166	180	175,896
2020	1,037,096	145,849	9.7%	141	155	160,363
2021	594,532	91,220	6.1%	153	174	103,251
2022	447,777	67,604	4.5%	151	173	77,304
2023	436,554	61,638	4.1%	141	166	72,282
2024	381,192	55,853	3.7%	147	179	68,408
2025	389,314	42,898	2.9%	110	139	54,024
Thereafter	676,077	80,805	5.5%	120	160	108,441

Total / Wtd. Avg.	7,098,404	$928,097	62.1%	$145	$164	$1,049,466

Powered Base Building®
Available	370,248	—	—	—	—	—
Month to Month (3)	105,703	$2,995	0.2%	$28	$28	$2,995
2016	196,364	6,270	0.4%	32	32	6,270
2017	546,695	6,713	0.4%	12	12	6,766
2018	723,196	25,752	1.7%	36	37	26,609
2019	1,276,956	49,865	3.3%	39	41	52,767
2020	825,192	28,481	1.9%	35	38	31,597
2021	903,167	20,557	1.4%	23	26	23,039
2022	920,106	27,756	1.9%	30	35	31,789
2023	418,622	9,276	0.6%	22	25	10,520
2024	508,302	21,777	1.5%	43	53	26,839
2025	604,685	24,035	1.6%	40	48	29,315
Thereafter	1,712,299	70,975	4.7%	41	57	98,106

Total / Wtd. Avg.	9,111,535	$294,452	19.6%	$34	$40	$346,612

Colocation
Available	408,388	—	—	—	—	—
Month to Month (3)	87,600	$23,283	1.6%	$266	$266	$23,283
2016	152,557	47,331	3.2%	310	310	47,331
2017	243,662	72,167	4.8%	296	296	72,167
2018	135,298	29,018	1.9%	214	214	29,018
2019	65,043	15,264	1.0%	235	235	15,264
2020	82,164	8,000	0.5%	97	97	8,000
2021	24,274	5,016	0.3%	207	207	5,016
2022	36	54	—	1,491	1,491	54
2023	285	56	—	196	196	56
2024	53,800	6,788	0.5%	126	126	6,788
2025	456	99	—	217	217	99
Thereafter	11,719	3,018	0.2%	258	258	3,018

Total / Wtd. Avg.	1,265,282	$210,095	14.0%	$245	$245	$210,095

Non-Technical
Available	726,981	—	—	—	—	—
Month to Month (3)	11,073	$440	—	$40	$41	$458
2016	234,005	7,084	0.5%	30	30	7,084
2017	429,817	9,913	0.7%	23	23	9,923
2018	100,442	5,334	0.4%	53	56	5,591
2019	344,215	5,034	0.3%	15	15	5,318
2020	312,949	7,915	0.5%	25	27	8,583
2021	474,126	6,941	0.5%	15	16	7,784
2022	249,341	4,550	0.3%	18	20	5,025
2023	102,050	2,083	0.1%	20	16	1,628
2024	247,044	4,315	0.3%	17	19	4,721
2025	124,021	3,241	0.2%	26	30	3,731
Thereafter	751,006	7,119	0.5%	9	12	8,681

Total / Wtd. Avg.	4,107,071	$63,968	4.3%	$19	$20	$68,526

(1)
For some properties, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common area. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of June 30, 2016 multiplied by 12.

(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.

Note:	Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Top 20 Tenants by Annualized Rent	Financial Supplement
Dollars in Thousands	Second Quarter 2016

Tenant		Number of Locations	Total Occupied Square Feet (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent	Weighted Average Remaining Lease Term in Years
1	IBM (3)	23	920,185	4.3%	$115,324	7.7%	5.5
2	CenturyLink, Inc. (4)	51	2,319,586	10.7%	90,190	6.0%	5.2
3	Equinix	15	1,189,901	5.5%	60,812	4.1%	10.8
4	Facebook, Inc.	9	196,745	0.9%	34,715	2.3%	2.5
5	AT&T	44	637,494	3.0%	32,486	2.2%	5.1
6	LinkedIn Corporation	4	289,589	1.3%	32,328	2.2%	8.5
7	Oracle America, Inc.	8	232,671	1.1%	28,737	1.9%	3.3
8	JPMorgan Chase & Co.	14	255,653	1.2%	28,425	1.9%	2.8
9	SunGard Availability Services LP	8	260,398	1.2%	23,000	1.5%	8.7
10	Tata Communications	16	190,172	0.9%	22,992	1.5%	5.8
11	NTT Communications Company	14	227,411	1.1%	20,882	1.4%	5.3
12	Morgan Stanley	8	159,026	0.7%	20,436	1.4%	6.2
13	Verizon	47	259,975	1.2%	20,430	1.4%	5.4
14	Fortune 50 Software Company	6	384,165	1.8%	20,396	1.4%	5.8
15	Rackspace US, Inc.	4	172,723	0.8%	19,861	1.3%	12.1
16	HP Enterprise Services	4	105,777	0.5%	19,016	1.3%	2.4
17	Navisite Europe Limited	4	122,245	0.6%	17,671	1.2%	7.7
18	eBay Inc	2	102,302	0.5%	16,811	1.1%	3.5
19	Level 3	64	340,867	1.6%	16,709	1.1%	5.2
20	Uber Technologies, Inc.	3	86,643	0.4%	14,841	1.0%	4.4
	Total / Weighted Average		8,453,528	39.3%	$656,062	43.9%	6.2

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on ownership percentage.

(1)
Occupied square footage is calculated based on leases that commenced on or before June 30, 2016. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area.

(2)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of June 30, 2016 multiplied by 12.

(3)	Represents leases with IBM and leases with SoftLayer. IBM acquired SoftLayer in July 2013.

(4)
Represents leases with Savvis Communications Corporation and Qwest Communications International, Inc. (or affiliates thereof), which are our direct tenants. CenturyLink, Inc. acquired Qwest in Q2 2011 and Savvis in Q3 2011, and Qwest and Savvis are now wholly-owned subsidiaries of CenturyLink.

Portfolio Summary	Financial Supplement
As of June 30, 2016	Second Quarter 2016

	As of
	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
Number of Properties (1)
Domestic (2)	94	94	95	88	88
International	32	32	30	30	30
Unconsolidated joint ventures (1)	14	14	14	14	14
Total	140	140	139	132	132

Number of Buildings
Domestic	146	146	147	140	139
International	37	37	35	35	35
Unconsolidated joint ventures	16	16	16	16	16
Total	199	199	198	191	190

Number of Metropolitan Areas
Domestic	19	19	19	19	19
International	12	12	12	11	11
Unconsolidated joint ventures	2	2	2	2	2
Total	33	33	33	32	32

Net Rentable Square Feet (3)
Domestic	18,059,173	17,881,686	17,915,786	16,945,581	16,823,303
International	3,205,737	3,092,233	3,111,685	3,095,548	3,063,244
Unconsolidated joint ventures	1,866,784	1,866,784	1,866,784	1,866,784	1,866,784
Total	23,131,694	22,840,703	22,894,255	21,907,913	21,753,331

Active Development Square Feet (4)
Domestic	962,911	1,152,080	974,783	1,047,416	828,884
International	505,526	609,915	367,877	337,899	322,415
Total	1,468,437	1,761,995	1,342,660	1,385,315	1,151,299

Space Held for Development (5)
Domestic	976,790	962,869	1,164,138	1,095,565	994,059
International	123,323	139,300	111,629	157,743	205,532
Unconsolidated joint ventures	71,974	71,974	71,974	71,974	71,974
Total	1,172,087	1,174,143	1,347,741	1,325,282	1,271,565

Portfolio occupancy (6)	90.4%	90.9%	91.4%	93.0%	93.5%
Digital Realty's share occupancy (7)	89.9%	90.4%	90.9%	92.6%	93.2%
Stabilized "same-capital" pool occupancy (8)	93.0%	93.0%	93.1%	93.5%	94.3%

(1)
Includes 12 properties held in our managed portfolio of unconsolidated joint ventures consisting of 4650 Old Ironsides Drive, Santa Clara, CA, 2950 Zanker Road, San Jose, CA, 4700 Old Ironsides Drive, Santa Clara, CA, 444 Toyama Drive, Sunnyvale, CA, 43915 Devin Shafron Drive (Bldg A), Ashburn, VA, 43790 Devin Shafron Drive (Bldg E), Ashburn, VA, 21551 Beaumeade Circle, Ashburn, VA, 7505 Mason King Court, Manassas, VA, 14901 FAA Boulevard, Fort Worth, TX, 900 Dorothy Drive, Richardson, TX, 33 Chun Choi Street, Hong Kong and 636 Pierce Street, Somerset, NJ; and two properties held in our unconsolidated non-managed joint ventures consisting of 2001 Sixth Avenue, Seattle, WA and 2020 Fifth Avenue, Seattle, WA.

(2)
43915 Devin Shafron Drive (Bldg A) is included in the property count for all periods presented because it was separately contributed to our managed unconsolidated joint venture. Not previously included in our property count.

(3)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(4)	Space under active development includes current Base Building and Data Centers projects in progress. See page 34.

(5)	Space held for development includes space held for future Data Center development, and excludes space under active development. See page 38.

(6)
Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(7)
Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage. Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(8)
Represents consolidated portfolio of properties owned as of December 31, 2014 with less than 5% of total rentable square feet under development. Excludes properties that were undergoing, or were expected to undergo, development activities in 2015-2016, properties classified as held for sale, and properties sold or contributed to joint ventures. Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Portfolio Overview by Product Type	Financial Supplement
Dollars in Thousands	Second Quarter 2016

Property	Annualized Rent (1)	Interconnection / Other	Total	Percent of Total

Corporate Data Center
Turn-Key Flex®	$829,468	$4,272	$833,740	49.3%
Powered Base Building®	203,787	26	203,814	12.1%
Colocation	28,827	8,310	37,137	2.2%
Non-Technical	39,756	16	39,773	2.3%
Corporate Data Center Total	$1,101,837	$12,624	$1,114,463	65.9%

Internet Gateway Data Center
Turn-Key Flex®	$98,630	$1,231	$99,861	5.9%
Powered Base Building®	90,665	19	90,684	5.4%
Colocation	181,268	179,718	360,987	21.4%
Non-Technical	13,047	4	13,052	0.8%
Internet Gateway Data Center Total	$383,610	$180,972	$564,584	33.4%

Non-Data Center
Non-Technical	$11,164	—	$11,164	0.7%
Non-Data Center Total	$11,164	—	$11,164	0.7%

Total	$1,496,612	$193,596	$1,690,211	100.0%

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

(1)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of June 30, 2016, multiplied by 12.

Turn-Key Flex® & Colocation	Financial Supplement
Product Overview by Metropolitan Area (1)	Second Quarter 2016

Metropolitan Area	IT Load MW Capacity (2)	Net Rentable Square Feet (3)	Occupancy % (4)	Leased Square Feet

Northern Virginia	84.4	1,160,679	93.8%	1,088,539
Dallas	61.0	940,241	92.3%	867,405
Silicon Valley	46.9	512,620	90.9%	465,880
Phoenix	45.8	687,632	84.9%	584,048
Chicago	43.6	613,710	93.4%	573,278
New York	42.7	1,026,286	77.5%	795,420
San Francisco	24.2	461,442	76.6%	353,594
Boston	21.1	395,450	87.4%	345,689
Los Angeles	13.2	249,539	87.5%	218,226
Houston	12.6	155,060	86.0%	133,404
Other Metropolitan Areas	28.7	507,269	75.0%	380,294
Total North America	424.2	6,709,928	86.5%	5,805,777

London, United Kingdom	72.5	889,881	92.9%	826,347
Other Metropolitan Areas	12.7	222,631	79.6%	177,180
Total Europe	85.2	1,112,512	90.2%	1,003,527

Singapore	25.9	303,900	84.4%	256,541
Other Metropolitan Areas	16.6	237,346	88.3%	209,647
Total Asia/Pacific	42.5	541,246	86.1%	466,188

Total	551.9	8,363,686	87.0%	7,275,492

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

(1)	Excludes any power associated with Powered Base Building® and Non-Technical product types.

(2)	IT Load MW Capacity represents UPS-backed utility power dedicated to Digital Realty's operated data center space.

(3)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(4)
Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area.

Occupancy Analysis	Financial Supplement
Dollars in Thousands	Second Quarter 2016

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	30-Jun-16	31-Mar-16	TKF & Colo IT Load (6)

North America

New York
111 8th Avenue (7)	Internet Gateway	166,177	—	5,449	$49,961	84.3%	84.6%	6.4
365 S Randolphville Road	Data Center	292,909	17,000	41,539	29,758	99.7%	99.7%	10.8
60 Hudson Street (8)	Internet Gateway	163,520	—	—	23,422	56.0%	53.5%	1.8
3 Corporate Place	Data Center	276,931	—	—	20,515	100.0%	100.0%	3.3
60 & 80 Merritt Boulevard	Data Center	210,168	—	17,598	18,901	92.8%	92.8%	6.0
300 Boulevard East	Data Center	346,820	—	22,962	16,601	92.4%	92.4%	1.7
32 Avenue of Americas (8)	Internet Gateway	119,411	—	13,087	9,928	58.2%	58.4%	2.1
2 Peekay Drive (8)	Data Center	100,014	—	114,877	8,869	63.0%	74.9%	3.8
100 Delawanna Avenue	Data Center	183,137	—	—	8,843	59.9%	69.3%	4.0
410 Commerce Boulevard (9)	Data Center	27,943	—	—	5,366	100.0%	100.0%	2.3
701 Union Boulevard	Data Center	—	—	—	30	—	—	—
3 Corporate Place Annex	Data Center	—	—	100,515	—	—	—	—
Total		1,887,030	17,000	316,027	$192,194	84.1%	85.6%	42.0

Northern Virginia
43940 Digital Loudoun Plaza (Bldg G)	Data Center	339,162	16,182	37,367	$33,484	95.3%	95.3%	22.1
44060 Digital Loudoun Plaza (Bldg K)	Data Center	269,227	15,236	—	33,208	99.6%	99.5%	19.8
43881 Devin Shafron Drive (Bldg B)	Data Center	180,000	—	—	18,618	100.0%	100.0%	9.0
43830 Devin Shafron Drive (Bldg F)	Data Center	101,300	—	11,950	12,914	100.0%	100.0%	6.8
43791 Devin Shafron Drive (Bldg D)	Data Center	135,000	—	—	11,832	95.5%	96.6%	6.9
44100 Digital Loudoun Plaza (Bldg J)	Data Center	101,808	105,238	—	7,798	56.2%	55.5%	8.6
4050 Lafayette Center Drive	Data Center	42,374	—	—	7,490	99.0%	99.0%	3.4
45901 & 45845 Nokes Boulevard	Data Center	167,160	—	—	5,120	100.0%	100.0%	—
44470 Chilum Place	Data Center	95,440	—	—	4,759	100.0%	100.0%	—
4030 Lafayette Center Drive	Data Center	72,696	—	—	4,501	100.0%	100.0%	2.4
4040 Lafayette Center Drive	Data Center	30,339	—	—	4,042	100.0%	100.0%	2.4
21110 Ridgetop Circle	Data Center	135,513	—	—	3,271	100.0%	100.0%	—
21561 & 21571 Beaumeade Circle	Data Center	164,453	—	—	3,125	100.0%	100.0%	—
1506 & 44874 Moran Rd	Data Center	78,295	—	—	2,515	100.0%	100.0%	—
251 Exchange Place	Data Center	70,982	—	—	1,846	100.0%	100.0%	—
1807 Michael Faraday Court	Data Center	19,237	—	—	1,796	99.7%	99.7%	0.9
43831 Devin Shafron Drive (Bldg C)	Data Center	117,071	—	—	1,682	100.0%	100.0%	—
8100 Boone Boulevard (10)	Data Center	17,015	—	—	679	35.2%	35.2%	0.4
43780 Digital Loudoun Plaza (Bldg H)	Data Center	—	223,580	—	—	—	—	—
Total		2,137,072	360,236	49,317	$158,680	96.3%	97.6%	82.6

Dallas
2323 Bryan Street	Internet Gateway	453,549	—	23,568	$19,551	73.9%	73.6%	3.3
907 Security Row (11)	Data Center	120,040	—	18,410	15,170	97.4%	96.0%	9.6
1232 Alma Road	Data Center	105,726	—	—	14,774	100.0%	100.0%	6.8
2440 Marsh Lane	Data Center	135,250	—	—	13,580	84.8%	84.9%	6.8
2501 S. State Hwy. 121	Data Center	831,372	—	—	13,198	96.5%	96.5%	—
900 Quality Way	Data Center	113,298	—	1,624	12,962	100.0%	100.0%	7.0
4849 Alpha Road	Data Center	125,538	—	—	12,114	100.0%	100.0%	4.5
4025 Midway Road	Data Center	93,386	—	7,204	10,427	95.1%	98.3%	4.4
850 East Collins	Data Center	121,366	—	—	10,009	73.1%	72.9%	6.9
950 East Collins	Data Center	121,286	—	—	9,713	100.0%	100.0%	7.2
400 S. Akard	Internet Gateway	269,563	—	—	8,734	95.5%	95.4%	—
11830 Webb Chapel Road	Data Center	365,647	—	—	8,614	98.0%	98.0%	—
1215 Integrity Drive (12)	Data Center	61,750	56,126	—	4,201	96.8%	96.8%	3.4
8435 N Stemmons Freeway	Data Center	34,903	—	—	3,805	68.1%	68.4%	1.3
904 Quality Way	Data Center	62,636	—	—	1,008	100.0%	100.0%	—
17201 Waterview Parkway	Data Center	61,750	—	—	704	100.0%	100.0%	—
1210 Integrity Drive (13)	Data Center	—	339,441	—	—	—	—	—
Total		3,077,060	395,567	50,806	$158,563	92.2%	92.1%	61.0

Occupancy Analysis	Financial Supplement
Dollars in Thousands	Second Quarter 2016

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	30-Jun-16	31-Mar-16	TKF & Colo IT Load (6)
Chicago
350 E Cermak Road	Internet Gateway	1,133,725	—	—	$83,890	97.3%	97.4%	18.6
9355 Grand Avenue	Data Center	212,668	—	25,126	26,993	91.8%	85.6%	17.4
9333 Grand Avenue	Data Center	109,826	—	7,689	10,479	85.7%	85.7%	6.8
600-780 S. Federal	Internet Gateway	142,283	—	19,264	8,967	87.0%	87.0%	0.8
9377 Grand Avenue	Data Center	—	176,730	—	—	—	—	—
Total		1,598,502	176,730	52,079	$130,329	94.9%	94.4%	43.6

Silicon Valley
2805 Lafayette Street (14)	Data Center	131,746	—	14,034	$17,175	100.0%	98.0%	9.3
3011 Lafayette Street	Data Center	90,780	—	—	11,532	100.0%	100.0%	6.0
1100 Space Park Drive	Internet Gateway	165,296	—	—	11,390	84.3%	99.5%	6.4
1350 Duane & 3080 Raymond	Data Center	185,000	—	—	11,177	100.0%	100.0%	—
1500 Space Park Drive	Data Center	51,615	—	—	10,189	100.0%	100.0%	4.9
3105 and 3205 Alfred Street	Data Center	49,858	—	—	10,112	98.8%	98.8%	4.5
1525 Comstock Street	Data Center	42,385	—	—	9,464	100.0%	100.0%	4.5
2045 & 2055 LaFayette Street	Data Center	300,000	—	—	9,000	100.0%	100.0%	—
1725 Comstock Street	Data Center	39,643	—	—	7,538	100.0%	100.0%	3.4
150 South First Street	Data Center	179,761	—	—	7,475	97.2%	97.2%	—
1201 Comstock Street	Data Center	24,000	—	—	5,174	100.0%	100.0%	2.3
2334 Lundy Place	Data Center	130,752	—	—	4,945	100.0%	100.0%	—
2820 Northwestern Parkway	Data Center	37,587	—	—	4,599	35.8%	36.6%	5.7
2401 Walsh Street	Data Center	167,932	—	—	4,190	100.0%	100.0%	—
2403 Walsh Street	Data Center	103,940	—	—	2,593	100.0%	100.0%	—
Total		1,700,295	—	14,034	$126,553	96.7%	98.1%	46.9

Phoenix
2121 South Price Road	Data Center	508,173	—	—	$65,191	86.9%	86.8%	32.6
120 E. Van Buren	Internet Gateway	287,524	—	—	19,571	67.4%	66.3%	10.0
2055 East Technology Circle	Data Center	76,350	—	—	8,477	89.7%	89.7%	3.2
1900 S. Price Road	Data Center	118,348	—	108,926	—	—	—	—
Total		990,395	—	108,926	$93,239	71.1%	70.7%	45.8

San Francisco
365 Main Street	Internet Gateway	226,976	—	—	$28,418	67.4%	69.3%	8.5
200 Paul Avenue 1-4	Internet Gateway	468,194	13,378	18,522	26,149	68.8%	66.6%	8.2
720 2nd Street	Data Center	121,220	—	—	15,448	86.4%	84.8%	7.6
360 Spear Street	Data Center	154,950	—	—	4,281	48.5%	48.5%	—
Total		971,340	13,378	18,522	$74,296	67.4%	66.6%	24.2

Atlanta
56 Marietta Street	Internet Gateway	152,618	—	—	$34,265	96.2%	95.3%	3.8
375 Riverside Parkway	Data Center	250,191	—	—	9,016	100.0%	100.0%	2.3
760 Doug Davis Drive	Data Center	334,306	—	—	6,745	99.9%	99.9%	—
101 Aquila Way	Data Center	313,581	—	—	1,504	100.0%	100.0%	—
Total		1,050,696	—	—	$51,530	99.4%	99.3%	6.1

Boston
128 First Avenue	Data Center	274,750	—	—	$22,435	88.7%	96.2%	11.7
55 Middlesex Turnpike	Data Center	101,067	—	—	12,089	88.1%	91.5%	5.1
200 Quannapowitt Parkway	Data Center	144,569	—	66,526	5,557	81.8%	81.8%	2.1
105 Cabot Street	Data Center	42,243	—	63,488	4,565	75.8%	77.2%	2.3
115 Second Avenue	Data Center	66,730	—	—	4,104	100.0%	100.0%	—
600 Winter Street	Data Center	30,400	—	—	807	100.0%	100.0%	—
Total		659,759	—	130,014	$49,556	88.0%	91.7%	21.1

Los Angeles
600 West Seventh Street	Internet Gateway	489,717	—	—	$26,480	89.3%	89.8%	6.1
2260 East El Segundo Boulevard	Data Center	132,240	—	—	11,524	85.9%	85.9%	7.2
200 North Nash Street	Data Center	113,606	—	—	2,835	100.0%	100.0%	—
3015 Winona Avenue	Data Center	82,911	—	—	1,810	100.0%	100.0%	—
Total		818,474	—	—	$42,648	91.3%	91.6%	13.2

Houston
Digital Houston	Data Center	404,799	—	22,722	$19,059	88.1%	88.1%	12.6
Total		404,799	—	22,722	$19,059	88.1%	88.1%	12.6

St. Louis
210 N Tucker Boulevard	Internet Gateway	258,268	—	77,778	$7,936	65.3%	65.2%	3.9
900 Walnut Street	Internet Gateway	105,776	—	6,490	5,478	93.6%	93.6%	0.5
Total		364,044	—	84,268	$13,413	73.5%	73.5%	4.4

Occupancy Analysis	Financial Supplement
Dollars in Thousands	Second Quarter 2016

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	30-Jun-16	31-Mar-16	TKF & Colo IT Load (6)
Denver
11900 East Cornell Avenue	Data Center	285,840	—	—	$6,518	94.3%	94.3%	—
8534 Concord Center Drive	Data Center	85,660	—	—	4,015	100.0%	100.0%	—
Total		371,500	—	—	$10,533	95.6%	95.6%	—

Toronto, Canada
371 Gough Road	Data Center	56,917	26,456	14,403	$6,778	100.0%	100.0%	4.1
6800 Millcreek Drive	Data Center	83,758	—	—	2,243	100.0%	100.0%	—
Total		140,675	26,456	14,403	$9,021	100.0%	100.0%	4.1

Austin
7500 Metro Center Drive	Data Center	60,345	—	25,343	$5,099	52.5%	42.8%	4.3
7401 E. Ben White Blvd Building 7 - 9	Data Center	203,235	—	—	2,058	100.0%	100.0%	—
8025 North Interstate 35	Data Center	62,237	—	—	1,058	100.0%	100.0%	—
7620 Metro Center Drive	Data Center	40,836	—	—	681	82.8%	82.8%	0.3
Total		366,653	—	25,343	$8,895	90.3%	88.7%	4.6

Sacramento
11085 Sun Center Drive	Data Center	69,048	—	—	$3,145	100.0%	100.0%	—
3065 Gold Camp Drive	Data Center	40,394	—	23,397	2,899	100.0%	100.0%	1.4
Total		109,442	—	23,397	$6,043	100.0%	100.0%	1.4

Minneapolis/St. Paul
1500 Towerview Road	Data Center	328,765	—	—	$5,343	100.0%	100.0%	—
1125 Energy Park Drive	Data Center	78,164	—	—	431	22.2%	22.2%	—
Total		406,929	—	—	$5,775	85.1%	85.1%	—

Portland
3825 NW Aloclek Place	Data Center	48,571	—	—	$5,727	82.7%	81.1%	4.5
Total		48,571	—	—	$5,727	82.7%	81.1%	4.5

Miami
36 NE 2nd Street	Internet Gateway	156,503	—	5,628	$4,735	80.5%	80.1%	0.4
2300 NW 89th Place	Data Center	64,174	—	—	736	100.0%	100.0%	—
Total		220,677	—	5,628	$5,470	86.2%	85.8%	0.4

Charlotte
125 North Myers	Internet Gateway	25,402	—	—	$1,659	100.0%	100.0%	0.9
731 East Trade Street	Internet Gateway	40,879	—	—	1,476	100.0%	100.0%	—
113 North Myers	Internet Gateway	29,217	—	—	1,414	99.9%	99.9%	0.1
Total		95,498	—	—	$4,549	100.0%	100.0%	1.0

Seattle
3433 S 120th Place (8)	Data Center	40,241	—	75,707	$722	41.3%	41.4%	2.4
Total		40,241	—	75,707	$722	41.3%	41.4%	2.4

EUROPE

London, United Kingdom
Unit 21 Goldsworth Park Trading Estate	Data Center	437,334	—	42,666	$56,455	90.4%	100.0%	29.2
Watford (15)	Data Center	105,360	7,995	19,645	19,494	100.0%	100.0%	11.2
3 St. Anne's Boulevard	Data Center	96,384	—	—	15,300	82.5%	82.5%	7.2
Croydon (16)	Data Center	120,000	—	—	14,926	100.0%	100.0%	7.9
Fountain Court	Data Center	87,498	23,821	20,452	12,601	88.2%	88.2%	6.7
Crawley	Data Center	66,248	65,902	—	8,746	100.0%	100.0%	6.0
Mundells Roundabout	Data Center	113,464	—	—	7,917	100.0%	100.0%	—
Cressex 1	Data Center	50,847	—	—	7,318	100.0%	100.0%	2.9
2 St. Anne's Boulevard	Data Center	30,612	—	—	4,433	100.0%	100.0%	1.4
1 St. Anne's Boulevard	Data Center	20,219	—	—	281	100.0%	100.0%	—
Total		1,127,966	97,718	82,763	$147,471	93.9%	97.5%	72.5

Paris, France
114 Rue Ambroise Croizat	Internet Gateway	360,920	—	—	$18,123	96.4%	96.4%	4.3
1 Rue Jean-Pierre	Data Center	104,666	—	—	4,238	100.0%	100.0%	—
127 Rue de Paris	Data Center	59,991	—	—	1,816	100.0%	100.0%	—
Liet-dit ie Christ de Saclay	Data Center	21,337	—	—	605	100.0%	100.0%	—
Total		546,914	—	—	$24,783	97.6%	97.6%	4.3

Dublin, Ireland
Clonshaugh Industrial Estate (Eircom)	Data Center	124,500	—	—	$7,736	100.0%	100.0%	—
Unit 9 Blanchardstown Corporate Center	Data Center	120,000	—	—	7,634	83.2%	83.2%	4.3
Profile Park	Data Center	41,263	—	2,012	3,100	52.5%	100.0%	1.9
Clonshaugh Industrial Estate IE	Data Center	20,000	—	—	1,228	100.0%	100.0%	—
Total		305,763	—	2,012	$19,698	87.0%	93.0%	6.2

Occupancy Analysis	Financial Supplement
Dollars in Thousands	Second Quarter 2016

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	30-Jun-16	31-Mar-16	TKF & Colo IT Load (6)
Amsterdam, Netherlands
Paul van Vlissingenstraat 16	Data Center	112,472	—	—	$5,612	100.0%	100.0%	2.2
Cateringweg 5	Data Center	55,972	—	—	4,826	100.0%	100.0%	—
Naritaweg 52	Data Center	63,260	—	—	2,399	100.0%	100.0%	—
Liverpoolweg 10 - The Netherlands	Data Center	29,986	—	—	1,220	100.0%	100.0%	—
Gyroscoopweg 2E-2F	Data Center	55,585	—	—	1,165	100.0%	100.0%	—
De President Business Park	Data Center	—	157,338	—	—	—	—	—
Total		317,275	157,338	—	$15,221	100.0%	100.0%	2.2

Manchester, United Kingdom
Manchester Technopark	Data Center	38,016	—	—	$1,792	100.0%	100.0%	—
Total		38,016	—	—	$1,792	100.0%	100.0%	—

Geneva, Switzerland
Chemin de l Epinglier 2	Data Center	59,190	—	—	$1,603	100.0%	100.0%	—
Total		59,190	—	—	$1,603	100.0%	100.0%	—

ASIA PACIFIC

Singapore
29A International Business Park	Data Center	370,500	—	—	$61,823	97.4%	96.4%	22.3
3 Loyang Way	Data Center	38,806	131,332	—	—	—	—	3.6
Total		409,306	131,332	—	$61,823	88.2%	96.4%	25.9

Melbourne
98 Radnor Drive	Data Center	52,988	—	—	$8,255	100.0%	100.0%	2.9
Deer Park 2 (72 Radnor Drive)	Data Center	69,437	—	24,145	7,589	91.5%	91.5%	4.3
Total		122,425	—	24,145	$15,844	95.2%	95.2%	7.2

Sydney
1-11 Templar Road (17)	Data Center	86,217	—	—	$11,169	82.3%	77.2%	6.5
23 Waterloo Road	Data Center	51,990	—	—	1,107	100.0%	100.0%	—
Total		138,207	—	—	$12,276	89.0%	85.8%	6.5

Osaka
Digital Osaka 1 TMK	Data Center	—	92,682	—	—	—	—	—
Total		—	92,682	—	—	—	—	—

NON-DATACENTER PROPERTIES

34551 Ardenwood Boulevard	Technology Manufacturing	322,931	—	—	$4,339	62.5%	50.6%	—
2010 East Centennial Circle	Technology Manufacturing	113,405	—	—	3,194	100.0%	100.0%	—
1 Solutions Parkway (18)	Technology Office	156,000	—	—	2,546	100.0%	100.0%	—
8201 E. Riverside Drive Building 4 - 6	Technology Manufacturing	133,460	—	—	1,086	81.7%	81.7%	—
908 Quality Way	Technology Office	14,400	—	—	—	100.0%	100.0%	—
Total		740,196	—	—	$11,164	80.4%	75.7%	—

Consolidated Portfolio Total/Weighted Average		21,264,910	1,468,437	1,100,113	$1,478,472	89.8%	90.5%	546.3

MANAGED UNCONSOLIDATED JOINT VENTURES

Northern Virginia
43915 Devin Shafron Drive (Bldg A)	Data Center	132,280	—	—	$17,685	100.0%	100.0%	9.0
43790 Devin Shafron Drive (Bldg E)	Data Center	152,138	—	—	3,527	100.0%	100.0%	—
21551 Beaumeade Circle	Data Center	152,504	—	—	2,281	100.0%	100.0%	—
7505 Mason King Court	Data Center	109,650	—	—	2,007	100.0%	100.0%	—
Total		546,572	—	—	$25,500	100.0%	100.0%	9.0

Hong Kong
33 Chun Choi Street	Data Center	114,326	—	71,974	$17,042	81.2%	77.2%	5.8
Total		114,326	—	71,974	$17,042	81.2%	77.2%	5.8

Silicon Valley
4650 Old Ironsides Drive	Data Center	124,383	—	—	$4,405	100.0%	100.0%	—
2950 Zanker Road	Data Center	69,700	—	—	3,343	100.0%	100.0%	—
4700 Old Ironsides Drive	Data Center	90,139	—	—	2,249	100.0%	100.0%	—
444 Toyama Drive	Data Center	42,083	—	—	2,060	100.0%	100.0%	—
Total		326,305	—	—	$12,057	100.0%	100.0%	—

Occupancy Analysis	Financial Supplement
Dollars in Thousands	Second Quarter 2016

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	30-Jun-16	31-Mar-16	TKF & Colo IT Load (6)
Dallas
14901 FAA Boulevard	Data Center	263,700	—	—	$5,587	100.0%	100.0%	—
900 Dorothy Drive	Data Center	56,176	—	—	1,762	100.0%	100.0%	—
Total		319,876	—	—	$7,349	100.0%	100.0%	—

New York
636 Pierce Street	Data Center	108,336	—	—	$3,190	100.0%	100.0%	3.4
Total		108,336	—	—	$3,190	100.0%	100.0%	3.4

Managed Unconsolidated Portfolio Total/Weighted Average		1,415,415	—	71,974	$65,138	98.5%	98.2%	18.2

Managed Portfolio Total/Weighted Average		22,680,325	1,468,437	1,172,087	$1,543,610	90.3%	91.0%	564.5

Digital Realty Share Total/Weighted Average (19)		21,582,291	1,421,169	1,136,100	$1,496,612	89.9%	90.4%	551.9

NON-MANAGED UNCONSOLIDATED JOINT VENTURES

Seattle
2001 Sixth Avenue	Internet Gateway	400,369	—	—	$38,894	95.9%	94.6%	—
2020 Fifth Avenue	Data Center	51,000	—	—	6,774	100.0%	100.0%	—
Total		451,369	—	—	$45,667	96.4%	100.0%	—

Non-Managed Portfolio Total/Weighted Average		451,369	—	—	$45,667	96.4%	95.2%	—

Portfolio Total/Weighted Average		23,131,694	1,468,437	1,172,087	$1,589,277	90.4%	90.9%	564.5

(1)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(2)	Space under active development includes current Base Building and Data Center projects in progress. See page 34.

(3)	Space held for development includes space held for future Data Center development, and excludes space under active development. See page 38.

(4)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of June 30, 2016 multiplied by 12.

(5)
Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area.

(6)
IT Load MW Capacity represents UPS-backed utility power dedicated to Digital Realty's operated data center space. Excludes any power associated with Powered Base Building® and Non-Technical product types.

(7)	Includes approximately 116,843 rentable square feet from a leasehold interest acquisition.

(8)	Building represents leasehold interest from Telx Acquisition.

(9)	Includes approximately 27,943 rentable square feet from a leasehold interest acquisition.

(10)	Includes approximately 17,105 rentable square feet from a leasehold interest acquisition.

(11)	Building formerly referred to as 1301 International Parkway.

(12)	Building formerly referred to as 1215 Datacenter Park.

(13)	Building was razed during Q4 2013 and added to the Land Inventory pursuant to our business plan. See page 38.

(14)	Building formerly referred to as 800 Central Expressway.

(15)	Building formerly referred to as The Chess Building.

(16)	Building formerly referred to as Unit B Prologis Park.

(17)	Building formerly referred to as 1-23 Templar Road.

(18)	Building formerly referred to as 1 Savvis Parkway.

(19)	Represents consolidated portfolio plus our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Development Lifecycle - Committed Active Development	Financial Supplement
Dollars in Thousands	Second Quarter 2016

	Base Building Construction					Data Center Construction										Total Active Development

			A	B	A + B				A	B	A + B							A	B	A + B
Metropolitan Area	# of Locations	Total Square Feet	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)	# of Locations	Total Square Feet	kW	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)	% Leased	Average Expected Completion Period	Est. GAAP Yield. (4)	Est. Stabilized Cash Yield (4)	# of Locations	Total Square Feet	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)
Chicago	1	94,192	$11,594	$18,785	$30,380	1	82,538	6,400	$11,258	$67,814	$79,071	—	2Q17			1	176,730	$22,852	$86,599	$109,451
Dallas	1	199,001	5,720	7,489	13,209	2	196,566	15,375	30,008	122,263	152,272	54.8%	1Q17			2	395,567	35,729	129,753	165,481
New York	—	—	—	—	—	1	17,000	1,200	11,995	9,584	21,579	25.0%	4Q16			1	17,000	11,995	9,584	21,579
N. Virginia	3	300,072	21,323	45,000	66,323	2	60,164	4,800	26,254	27,893	54,147	26.9%	3Q16			4	360,236	47,578	72,893	120,470
San Francisco	—	—	—	—	—	1	13,378	1,200	2,796	10,303	13,098	100.0%	3Q16			1	13,378	2,796	10,303	13,098
Toronto	—	—	—	—	—	1	26,456	2,700	28,491	19,847	48,338	100.0%	3Q16			1	26,456	28,491	19,847	48,338
North America	5	593,265	$38,638	$71,274	$109,912	8	396,102	31,675	$110,802	$257,703	$368,505	42.4%		11.8%	11.3%	10	989,367	$149,440	$328,977	$478,417

Amsterdam	1	134,560	19,979	17,388	37,366	1	22,778	2,000	3,439	21,390	24,828	—	1Q17			1	157,338	23,417	38,777	62,195
London	—	—	—	—	—	3	97,718	7,020	68,348	33,629	101,977	87.8%	3Q17			3	97,718	68,348	33,629	101,977
Europe	1	134,560	19,979	17,388	37,366	4	120,496	9,020	$71,787	$55,018	$126,805	71.2%		10.1%	9.2%	4	255,056	$91,765	$72,406	$164,172

Osaka	1	43,382	5,327	18,444	23,771	1	49,300	4,800	16,197	55,881	72,079	100.0%	4Q17			1	92,682	21,524	74,325	95,849
Singapore	1	131,332	73,291	2,615	75,906	—	—	—	—	—	—	—	—			1	131,332	73,291	2,615	75,906
Asia Pacific	2	174,714	$78,618	$21,059	$99,677	1	49,300	4,800	$16,197	$55,881	$72,079	100.0%		8.3%	7.7%	2	224,014	$94,815	$76,940	$171,755

Total	8	902,539	$137,235	$109,720	$246,955	13	565,898	45,495	$198,786	$368,603	$567,389	53.5%		11.0%	10.3%	16	1,468,437	$336,020	$478,323	$814,343

(1)	Represents balances incurred through June 30, 2016.

(2)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.

(3)
For Base Building construction, represents the pro rata share of the acquisition and infrastructure costs related to the specific Base Building project. For Data Center construction, represents the pro rata share of the acquisition and infrastructure costs, or Base Building construction costs, applicable to the specific Data Center project plus the total direct investment in the specific Data Center project.

(4)
Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions. These yields are based on current estimates and actual results may vary.

Note:	Square footage is based on current estimates and project plans, and may change upon completion of the project and due to remeasurement.

Development Lifecycle - In Service	Financial Supplement
Dollars in Thousands	Second Quarter 2016

	Pre-Stabilized (1)
Metropolitan Area	# of Locations	Total Square Feet	kW	Total Current Investment (2)	% Leased	Est. GAAP Yield. (3)	Est. Stabilized Cash Yield (3)
Austin	1	28,683	1,859	$30,489	—
Boston	1	7,097	283	4,450	—
Chicago	2	11,905	972	13,204	48.9%
Dallas	1	8,398	303	3,178	—
Houston	1	20,147	1,491	17,596	6.7%
New York	2	4,663	195	2,942	—
Northern Virginia	2	45,744	3,720	28,929	—
Silicon Valley	1	596	182	2,540	—
St. Louis	1	45,818	1,635	26,698	—
North America	12	173,051	10,640	$130,025	5.4%	10.4%	9.8%

Dublin	1	19,597	1,920	$20,506	—
London	2	52,148	2,929	23,985	—
Europe	3	71,745	4,849	$44,491	—	15.8%	14.9%

Melbourne	1	3,673	205	$2,503	—
Singapore	2	47,359	4,237	55,001	7.1%
Sydney	1	13,257	1,266	12,478	15.8%
Asia Pacific	4	64,289	5,708	$69,982	8.8%	14.1%	13.3%

Subtotal Consolidated Portfolio	19	309,085	21,197	$244,498	5.1%	12.4%	11.7%

Hong Kong	1	21,538	1,200	$26,635	—
Subtotal Unconsolidated JV (4)	1	21,538	1,200	$26,635	—	14.0%	13.2%

Grand Total	20	330,623	22,397	$271,133	4.8%	12.6%	11.9%

(1)	In-service inventory requiring lease commencement.

(2)
For Data Center construction, represents the pro rata share of the acquisition and infrastructure costs, or Base Building construction costs, applicable to the specific Data Center project plus the total direct investment in the specific Data Center project.

(3)
Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions. These yields are based on current estimates and actual results may vary.

(4)	Square Footage, kW and Investment figures shown represent the gross amount at the Joint Venture level. For Hong Kong, Digital Realty's ownership percentage is 50%.
Note: Square footage is based on current estimates and project plans, and may change upon completion of the project and due to remeasurement.

Construction Projects in Progress	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Second Quarter 2016

Construction Projects in Progress	Net Rentable Square Feet (6)	Acreage	Current Investment (7)	Future Investment (8)	Total Investment	Total Cost/ Net Rentable Square Foot
Development Lifecycle
Land Held for Future Development (1)	N/A	276.4	$161,714	—	$161,714
Development Construction in Progress
Space Held for Development (1)	1,100,113	N/A	227,923	—	227,923	$207
Base Building Construction (2)	902,539	N/A	137,236	$109,720	246,956	274
Data Center Construction (3)	565,898	N/A	198,786	368,603	567,389	1,003
Equipment Pool & Other Inventory (4)	N/A	N/A	8,935	—	8,935
Campus, Tenant Improvements & Other (5)	N/A	N/A	22,106	21,971	44,077
Total Development Construction in Progress	2,568,550		$594,986	$500,294	$1,095,280

Enhancement & Other			$9,134	$6,623	$15,757
Recurring			11,122	24,194	35,316
Total Construction in Progress			$776,956	$531,111	$1,308,067

(1)	Land Inventory and Space Held for Development reflect cumulative cost spent pending future development. Excludes square footage and cost incurred on unconsolidated joint ventures.

(2)	Base Building Construction consists of ongoing improvements to building infrastructure in preparation for future data center fit-out.

(3)	Data Center Construction includes 565,898 square feet of Turn-Key Flex®, Custom Solutions and Powered Base Building® space.

(4)	Equipment Pool and Other Inventory represents long-lead time equipment and materials required for timely deployment and delivery of data center fit-out.

(5)
Represents improvements in progress as of June 30, 2016 which benefit space recently converted to our operating portfolio and is composed primarily of shared infrastructure projects and first generation tenant improvements.

(6)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(7)	Represents balances incurred through June 30, 2016.

(8)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.
Note: We capitalize interest on active construction work. Base Building Construction, Data Center Construction, Equipment Pool, Campus Improvements, Enhancements and Recurring are considered active construction work.

Historical Capital Expenditures and Investments in Real Estate	Financial Supplement
Dollars in Thousands	Second Quarter 2016

	Three Months Ended					Six Months Ended
	30-Jun-16	31-Mar-16	31-Dec-15	30-Sep-15	30-Jun-15	30-Jun-16	30-Jun-15

Non-Recurring Capital Expenditures (1)
Development	$110,114	$131,476	$138,736	$123,732	$135,347	$241,590	$260,994
Enhancements and Other Non-Recurring	908	441	1,201	1,866	2,121	1,349	8,315
Total Non-Recurring Capital Expenditures	$111,022	$131,917	$139,937	$125,598	$137,468	$242,939	$269,309

Recurring Capital Expenditures (2)	$17,914	$21,064	$35,386	$14,716	$23,708	$38,978	$41,774

Total Direct Capital Expenditures	$128,936	$152,981	$175,323	$140,314	$161,176	$281,917	$311,083

Indirect Capital Expenditures
Capitalized Interest	$3,883	$3,814	$2,955	$2,395	$3,155	$7,697	$7,501
Capitalized Overhead	15,660	16,666	16,954	15,060	12,442	32,326	24,759
Total Indirect Capital Expenditures	$19,543	$20,480	$19,909	$17,455	$15,597	$40,023	$32,260

Timing / FX adjustments	38	10,430	6,806	7,337	9,446	10,468	26,693

Total Improvements to and Advances for Investment in Real Estate	$148,517	$183,891	$202,038	$165,106	$186,219	$332,408	$370,036

Consolidated Portfolio Net Rentable Square Feet (3)	21,649,660	21,291,300	21,344,852	20,358,510	20,203,927	21,649,660	20,203,927

(1)	Non-recurring capital expenditures are primarily for development of space and land, excluding acquisition costs.

(2)
Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition capital that was taken into consideration when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty's operating standards, or internal leasing commissions.

(3)	For some of our properties, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common area.

Development Lifecycle - Held for Development	Financial Supplement
Dollars in Thousands	Second Quarter 2016

	Land Inventory (1)			Space Held for Development

Metropolitan Area	# of Locations	Acres	Current Investment (2)	# of Locations	Total Square Feet	Current Investment (2)
Austin	1	7.2	$1,879	1	25,343	$942
Boston	—	—	—	2	130,014	41,183
Chicago	—	—	—	3	52,079	10,530
Dallas	2	52.5	8,370	4	50,806	4,163
Houston	—	—	—	1	22,722	2,732
Miami	—	—	—	1	5,628	165
New York	1	34.2	42,201	7	316,027	96,606
N. Virginia	2	133.4	50,222	2	49,317	15,208
Phoenix	—	—	—	1	108,926	11,777
Sacramento	—	—	—	1	23,397	6,398
San Francisco	—	—	—	1	18,522	2,352
Silicon Valley	2	9.5	12,886	1	14,034	5,481
St. Louis	—	—	—	2	84,268	11,641
Seattle	—	—	—	1	75,707	7,717
Toronto	—	—	—	1	14,403	989
North America	8	236.8	$115,558	29	991,193	$217,883

Dublin, Ireland	1	7.5	9,658	1	2,012	$64
Frankfurt, Germany	1	6.0	9,918	—	—	—
London, England	1	13.4	21,183	3	82,763	3,631
Europe	3	26.9	$40,759	4	84,775	$3,695

Melbourne	1	4.1	$1,667	1	24,145	$6,344
Sydney	1	8.6	3,730	—	—	—
Asia Pacific	2	12.7	$5,397	1	24,145	$6,344

Subtotal Consolidated Portfolio	13	276.4	$161,714	34	1,100,113	$227,923

Hong Kong	—	—	—	1	71,974	$11,654
Subtotal Unconsolidated JV	—	—	—	1	71,974	$11,654

Grand Total	13	276.4	$161,714	35	1,172,087	$239,577

(1)	Represents properties acquired to support ground-up development.

(2)	Represents balances incurred through June 30, 2016. Includes the cost of acquisition as well as cost of improvements since acquisition to prepare for future building construction.
Note: Square footage is based on current estimates and project plans, and may change upon completion of the project and due to remeasurement.

Acquisitions / Dispositions / Joint Ventures	Financial Supplement
Dollars in Thousands	Second Quarter 2016

Acquisitions:
Property	Metropolitan Area	Date Acquired	Purchase Price	Cap Rate (1)	Net Rentable Square Feet (2)	Space Held For Development	% of Total Net Rentable Square Feet Occupied (3)
None
Total	—	—	—	—	—	—	—

Dispositions:
Property	Metropolitan Area	Date Sold	Sale Price	Cap Rate (1)	Net Rentable Square Feet (2)	Space Held For Development	% of Total Net Rentable Square Feet Occupied (3)
None
Total	—	—	—	—	—	—	—

Joint Ventures:
Property	Metropolitan Area	Date Invested	Investment Amount	Cap Rate (1)	Net Rentable Square Feet (2)	Space Held For Development	% of Total Net Rentable Square Feet Occupied (3)
None
Total	—	—	—	—	—	—	—

(1)
We calculate the cash capitalization rate on acquisitions, dispositions and joint venture contributions by dividing anticipated annual net operating income by the purchase/sale/contribution price, including assumed debt and related pre-payment penalties. Net operating income represents rental revenue and tenant reimbursement revenue from in-place leases, less rental property operating and maintenance expenses, property taxes and insurance expenses, and is not a financial measure calculated in accordance with GAAP. We caution you not to place undue reliance on our cash capitalization rates because they are based solely on data made available to us in the diligence process in connection with the relevant acquisitions and are calculated on a non-GAAP basis. Our calculation of the cash capitalization rate on acquisitions may change, based on our experience operating the properties subsequent to closing of the acquisitions. In addition, the actual cash capitalization rates may differ from our expectations based on numerous other factors, including the results of our final purchase price allocation, difficulties collecting anticipated rental revenues, tenant bankruptcies, property tax reassessments and unanticipated expenses at the properties that we cannot pass on to tenants.

(2)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(3)	Occupancy excludes space under active development and space held for development.

Unconsolidated Joint Ventures ("JVs")	Financial Supplement
Dollars in Thousands	Second Quarter 2016

	As of June 30, 2016
Summary Balance Sheet - at the JV's 100% Share	2001 Sixth Avenue	2020 Fifth Avenue	33 Chun Choi Street	Prudential	Griffin	Colovore	Total

Undepreciated book value of operating real estate	$122,350	$48,574	$146,638	$441,428	$123,982	$7,518	$890,490
Accumulated depreciation & amortization	(92,973)	(2,270)	(10,943)	(26,718)	(5,551)	(997)	(139,452)
Net Book Value of Operating Real Estate	$29,377	$46,304	$135,695	$414,710	$118,431	$6,521	$751,038
Other assets	14,597	8,812	46,158	59,386	49,908	1,868	180,729
Total Assets	$43,974	$55,116	$181,853	$474,096	$168,339	$8,389	$931,767

Debt	$102,207	$47,000	—	$208,000	$102,025	—	$459,232
Other liabilities	4,853	1,310	$3,991	82,847	2,968	$55	96,024
Equity / (deficit)	(63,086)	6,806	177,862	183,249	63,346	8,334	376,511
Total Liabilities and Equity	$43,974	$55,116	$181,853	$474,096	$168,339	$8,389	$931,767

Digital Realty's ownership percentage	50.0%	50.0%	50.0%	20.0%	20.0%	17.0%

Digital Realty's Pro Rata Share of Unconsolidated JV Debt	$51,104	$23,500	—	$41,600	$20,405	—	$136,609

	Three Months Ended June 30, 2016
Summary Statement of Operations - at the JV's 100% Share	2001 Sixth Avenue	2020 Fifth Avenue	33 Chun Choi Street	Prudential	Griffin	Colovore	Total

Total revenues	$11,467	$2,187	$4,771	$10,309	$4,951	$597	$34,282
Operating expenses	(4,413)	(359)	(1,752)	(2,258)	(1,898)	(1,209)	(11,889)
Net Operating Income (NOI)	$7,054	$1,828	$3,019	$8,051	$3,053	($612)	$22,393

Straight-line rent	(26)	(118)	(169)	(448)	(270)	—	(1,031)
Above- and below-market rent	—	—	—	(749)	931	—	182
Cash Net Operating Income (NOI)	$7,028	$1,710	$2,850	$6,854	$3,714	($612)	$21,544

Interest expense	($1,648)	($379)	—	($1,393)	($874)	($2)	($4,296)
Depreciation & amortization	(1,678)	(181)	($1,515)	(3,171)	(2,300)	(172)	(9,017)
Other income / (expense)	(57)	(41)	(113)	(184)	(153)	(57)	(605)
Total Non-Operating Expenses	($3,383)	($601)	($1,628)	($4,748)	($3,327)	($231)	($13,918)

Net Income	$3,671	$1,227	$1,391	$3,303	($274)	($843)	$8,475

Digital Realty's ownership percentage	50.0%	50.0%	50.0%	20.0%	20.0%	17.0%

Digital Realty's Pro Rata Share of Unconsolidated JV NOI	$3,527	$914	$1,510	$1,610	$611	($104)	$8,068

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI	$3,514	$855	$1,425	$1,371	$743	($104)	$7,804

Digital Realty's Earnings (loss) from unconsolidated JVs (1)	$1,835	$614	$696	$695	$435	($143)	$4,132

Digital Realty's Pro Rata Share of FFO (2)	$2,674	$705	$1,454	$1,329	$895	($114)	$6,943

Digital Realty's Fee Income from JV	—	—	$134	$757	$424	—	$1,315

(1)	Values represent Digital Realty's basis and may not be comparable to values reflected in the entities' stand alone financial statements calculated on a different basis.

(2)	For a definition of FFO, see page 46.

External Growth Pipeline	Financial Supplement
Central - Chicago	Second Quarter 2016

Master Plan

Grand Avenue
Central
Chilled
Water
Plant
PRIMARY
ENTRY
Building 9333
Phase 1
Building 9377
Phase 3
Building 9355
Phase 2
Martens St.

Completed and Stabilized Development

Current Development

Property Address	Sq. Ft.	IT Load MW Capacity (1)	Leased % (2)	Development Status
9333 W. Grand Ave., Franklin Park, IL	117,515	6.8	98.0%	Completed
9355 W. Grand Ave., Franklin Park, IL	237,814	21.6	94.0%	Completed
9377 W. Grand Ave., Franklin Park, IL	176,730	16.0	—	Active development - base building and data centers

Asset

•	Digital Chicago Campus – 9333, 9355 and 9377 W. Grand Avenue, Franklin Park IL

Background

•	In May 2012, Digital Realty acquired the three-building, 22-acre campus and created the Digital Chicago Campus.

•
Based on strong demand for our Turn-Key Flex® data center product, as well as limited supply in the area, the first phase of construction began with the redevelopment of the 9333 W. Grand Ave. building in August 2012 to provide 17,515 square feet and accommodate 6.8 MW of IT Load.

•
As market conditions continued to show limited supply of competitive space along with strong leasing activity, redevelopment of the 9355 W. Grand Ave. building commenced in June 2013 to provide 251,500 square feet and accommodate 14.4MW of IT Load in eight 1,800 kW data centers.

•
The IT density of the first floor in the 9355 Building was doubled from the original master plan to satisfy customers' requirements thereby increasing the building's total IT Load from 14.4 MW to 21.6 MW.

•
Redevelopment of the 9377 Building commenced in February 2016, with an estimated delivery date for the first suite in 1Q/2Q of 2017. The building is designed to provide 176,730 square feet and accommodate 12.8MW of IT Load, with the potential to increase critical IT Load Capacity to 16.0MW.

Opportunity

•
Upon completion, the Digital Chicago Campus will have development potential of 532,059 square feet to support upwards of 44.4 MW of IT Load. The Campus's IT capacity will be increased as a result of increasing the density of the 9355 Building and increasing the IT Capacity of the 9377 Building from 12.8MW to 16.0 MW.

•	Campus utility service is provided by ComEd with 60 MW delivered by multiple 34.5kV services.

•	The 9333 W. Grand Ave. building includes four Turn-Key Flex® data centers and is 96.8% leased based upon total IT Load.

•	Redevelopment of the second phase, 9355 W. Grand Ave., was completed during 2Q-2016. There are on-going negotiations for the remaining 1,200kW of IT Load.

•
The third phase is a ground-up development of the 9377 W. Grand Ave. building. The site is mastered planned for a 176,730 square foot building to accommodate up to 16 MW of IT Load Capacity, and is currently under active development.

(1)	IT Load MW Capacity represents UPS-backed power dedicated to Digital Realty's operated data center space and excludes any power associated with Powered Base Building and non-technical space.

(2)
Leased percentages include preleased space and will not necessarily be the same as occupancy percentages included in the Occupancy Analysis (pp.29-33) due to differences between lease execution and occupancy dates.

External Growth Pipeline	Financial Supplement
Central - Dallas	Second Quarter 2016

Master Plan

E. Collins Blvd.
750 E. COLLINS
122 mW SUB-STATION
850 E. COLLINS
950 E. COLLINS
Quality Way
Alma Road
1232 ALMA RD.
900 QUALITY WAY
904 QUALITY WAY
908 QUALITY WAY
Integrity Drive
Commerce Drive
International Parkway
1210 INTEGRITY DRIVE
907 SECURITY ROW
1215 INTEGRITY DRIVE
Security Row
Completed and Stabilized Development
Current Development
Planned for Future Development

Property Address	Sq. Ft.	IT Load MW Capacity (1)	Leased % (2)	Development Status
850 E. Collins Blvd., Richardson, TX	121,366	6.9	75.6%	Completed
904 Quality Way, Richardson, TX	46,750	4.5	100.0%	Completed
1232 Alma Rd., Richardson, TX	105,726	6.8	100.0%	Completed
950 E. Collins Blvd., Richardson, TX	121,286	7.2	100.0%	Completed
1215 Integrity Drive, Richardson, TX	117,876	7.0	100.0%	Active development - data centers
900 Quality Way, Richardson, TX	114,922	7.0	100.0%	Completed
907 Security Row, Richardson, TX	139,000	9.6	100.0%	Completed
1210 Integrity Drive, Richardson, TX	455,140	36.0	15.6%	Active development - base building and data centers
908 Quality Way, Richardson, TX	66,000	4.8	—	Planned for future ground-up development
750 E. Collins Boulevard, Richardson, TX	TBD	TBD	—	Planned for future management office
Asset

•	Digital Dallas Campus is a 70-acre master-planned property located within the renowned “Telecom Corridor” of Richardson, TX, a suburb of Dallas.
Background

•	Originally acquired in 2009 as part of a 60/40 joint venture. Digital Realty subsequently acquired the entire ownership interest in 2011.

•	Development has included a mix of redevelopment and ground-up construction of Powered Base Buildings®, multi-tenant data centers and a Digital Realty owned 122 MW sub-station.

•	In seven years, Digital Realty has completed or actively developed 1,093,544 square feet in eight buildings.

•
The campus has approximately 44.2 MW of IT Load currently in operation, with approximately 5.6 MW of leased data center space that is under construction and 3.6 MW of IT Load in leased data center shell space pending commencement of construction.

•
Construction commenced October 2014 on 907 Security Row to originally accommodate 8.4 MW of IT Load in seven 1.2 MW data centers and has now been upgraded to accommodate 9.6 MW of IT Load and is now 100% leased and completed.

•
Construction activities commenced December 2015 at 1210 Integrity Drive to develop a 455,140 square foot building capable of delivering 36 MW of IT Load. The building will be built in phases with Phase One to provide a 326,618 square foot building to accommodate 24 MW, and Phase 2 will be a follow-on expansion for 128,522 square feet to accommodate an additional 12 MW of IT Load. Leases have been signed for 5.6 MW of IT Load in Phase 1 scheduled for delivery in December 2016.

Opportunity

•
The campus has a little under 5 acres of land available at sites highlighted above as "Planned for Future Development" for new one and two-story ground-up developments that could support new buildings that would increase the size of the campus by 66,000 square feet with the potential to add another 4.8 MW of IT Load to the Digital Dallas Campus.

(1)	IT Load MW Capacity represents UPS-backed power dedicated to Digital Realty's operated data center space and excludes any power associated with Powered Base Building and non-technical space.

(2)
Leased percentages include preleased space and will not necessarily be the same as occupancy percentages included in the Occupancy Analysis (pp.29-33) due to differences between lease execution and occupancy dates.

External Growth Pipeline	Financial Supplement
East - Northern Virgina	Second Quarter 2016

Master Plan

Property Address	Sq. Ft.	IT Load MW Capacity (1)	Leased % (2)	Development Status
43940 Digital Loudoun Plaza (Bldg. G)	392,711	25.7	90.4%	Active development - data centers
44060 Digital Loudoun Plaza (Bldg. K)	284,463	19.8	94.2%	Complete
43780 Digital Loudoun Plaza (Bldg. H)	223,580	14.4	—	Active development - base building
44100 Digital Loudoun Plaza (Bldg. J)	214,820	15.2	26.8%	Active development - base building and data centers
Asset

•	Existing Campus – Digital Ashburn Campus (Buildings A, B, C, D, E and F), Devin Shafron Drive, Ashburn, VA

•	Campus Expansion – Digital Ashburn Campus (Buildings G, H, J and K), Digital Loudoun Plaza, Ashburn, VA
Background

•	Digital Realty originally acquired three existing shell buildings (Buildings B, C and D) and developed the Digital Ashburn Campus in 2007.

•
Based on strong demand for Turn-Key Flex® data centers, the existing campus was expanded through a land acquisition in 2009 and Digital Realty developed three additional single-story buildings (Buildings A, E and F), bringing the combined existing campus to 829,739 square feet.

•	The campus was expanded in 2011 with the Loudoun Parkway North land acquisition, bringing the total campus to 98 acres.

•
Digital Realty acquired 125.9 acres of undeveloped land in Loudoun County in November 2015, located less than a mile from Digital Realty's existing data center campus, to support the future development of over two million square feet and the build-out of roughly 150 megawatts of IT Load.

Opportunity

•
Loudoun Parkway North campus is master-planned for four, two-story buildings (Buildings G, H, J and K), that upon completion, will provide approximately 1,115,574 square feet to support sixty-two Turn-Key Flex® data centers capable of supporting 75.05 MW of IT Load.

•	The site is supported by a dedicated sub-station capable of supplying 150 MW of power.

•
Building G, the first building on the expanded campus, was designed and constructed in two phases. The first phase is complete and the data center space is 100% leased and includes 10 Turn-Key Flex® data centers which provide 11.3 MW of IT Load. The second phase is under construction and will include 12 Turn-Key Flex® data centers which will provide 14.4 MW of IT Load and is currently 83.3% leased. The combined first and second phases are 90.4% leased. A 1.2 MW suite is under construction and preleased, and 2.4 MW is held for development under an existing tenant's option. Upon development of the 2.4 MW of data center space under option, Building G is expected to be 98% leased. The remaining 2% of vacant space relates to non-technical space expected to be absorbed as tenants occupy their data center spaces.

•	Building K has constructed, delivered and leased 19.8 MW or 100% of its total IT load in 16 Turn-Key Flex data centers. Including non-technical space the building is 94.2% leased.

•
Building J is under construction to deliver 15.2 MW of IT Load with 9.2 MW of IT Load delivered and 3.6 MW of IT Load scheduled for delivery in 4Q2016. The building is currently 26.8% leased based upon space.

•	Building H is designed to accommodate 14.4 MW of IT Load and the base building is currently under active development.

(1)	IT Load MW Capacity represents UPS-backed power dedicated to Digital Realty's operated data center space and excludes any power associated with Powered Base Building and non-technical space.

(2)
Leased percentages include preleased space and will not necessarily be the same as occupancy percentages included in the Occupancy Analysis (pp.29-33) due to differences between lease execution and occupancy dates.

External Growth Pipeline	Financial Supplement
East - New York	Second Quarter 2016

Master Plan

Property Address	Sq. Ft.	IT Load MW Capacity (1)	Leased % (2)	Development Status
365 S. Randolphville (Existing)	264,792	9.0	99.7%	Completed
365 S. Randolphville (Addition)	86,656	5.4	37.3%	Active Development - data center
3 Corporate Place	276,931	3.3	100.0%	Completed
3 Corporate Place Annex	100,515	7.2	—	Held for future development
Asset

•	3 Corporate Place, Piscataway, NJ

•	365 South Randolphville Road, Piscataway, NJ
Background

•	Located in the New York metropolitan area within close proximity to Rutgers University, Digital Piscataway campus is an existing two-building campus expanded by 187,171 square feet.

•	Completed Powered Base Building improvements include a 86,656 square foot addition to 365 S. Randolphville Road and a free-standing 100,515 square foot annex at 3 Corporate Place.

•	A private 69KV on-site substation with 2 independent feeds, each capable of supporting the entire site load, creates a robust supply of power.
Opportunity

•
The 86,656 square foot addition to 365 S. Randolphville Road expanded the existing 264,792 square foot building to 351,448 square feet and provides an additional 5.4 MW of IT Load. Digital Realty has delivered and leased 1.8 MW of IT load and is actively developing 1.2 MW of IT load scheduled for delivery in 4Q2016, of which 25% is pre-leased.  Digital Realty plans to develop the remaining 2.4 MW of IT Load to meet current demand as needed.

•	The 100,515 square foot Annex at 3 Corporate Place provides capacity to add an additional 7.2 MW of IT Load and is ready to commence construction of data centers.

•
The campus is a premier, state-of-the-art facility, positioned to serve the expanding requirements of the financial services industry, and can take advantage of significant opportunities in the health care, telecommunications and government sectors in the New York metro area.

(1)	IT Load MW Capacity represents UPS-backed power dedicated to Digital Realty's operated data center space and excludes any power associated with Powered Base Building and non-technical space.

(2)
Leased percentages include preleased space and will not necessarily be the same as occupancy percentages included in the Occupancy Analysis (pp.29-33) due to differences between lease execution and occupancy dates.

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization and Financial Ratios	Financial Supplement
Unaudited and in Thousands	Second Quarter 2016

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) (1)	Three Months Ended
	30-Jun-16	31-Mar-16	31-Dec-15	30-Sep-15	30-Jun-15

Net Income (Loss) Available to Common Stockholders	$27,951	$39,125	($40,039)	$38,522	$117,055
Interest	59,909	57,261	61,717	48,138	46,114
Loss from early extinguishment of debt	—	964	—	—	148
Tax expense	2,252	2,109	268	1,850	2,636
Depreciation & amortization	175,594	169,016	172,956	136,974	131,524
EBITDA	$265,706	$268,475	$194,902	$225,484	$297,477
Change in fair value of contingent consideration	—	—	—	(1,594)	352
Severance-related expense, equity acceleration, and legal expenses	1,508	1,448	6,125	(3,676)	1,301
Transaction expenses	3,615	1,900	3,099	11,042	3,166
(Gain) loss on sale of property	—	(1,097)	(322)	207	(76,669)
(Gain) on settlement of pre-existing relationship with Telx	—	—	(14,355)	—	—
Loss on currency forwards	3,082	—	—	—	—
Other non-core expense adjustments	—	(1)	75,269	51	(29)
Noncontrolling interests	569	784	(590)	864	2,486
Preferred stock dividends	22,424	22,424	24,056	18,456	18,456
Adjusted EBITDA	$296,904	$293,933	$288,184	$250,834	$246,540

	Three Months Ended
Financial Ratios	30-Jun-16	31-Mar-16	31-Dec-15	30-Sep-15	30-Jun-15

Total GAAP interest expense	$59,909	$57,261	$61,717	$48,138	$46,114
Bridge facility fees	—	—	(3,903)	—	—
Capitalized interest	3,883	3,814	2,955	2,395	3,155
Change in accrued interest and other non-cash amounts	1,700	4,417	(23,778)	4,432	(11,522)
Cash Interest Expense (2)	$65,492	$65,492	$36,991	$54,965	$37,747

Scheduled debt principal payments	1,241	1,787	1,768	1,693	2,185
Preferred dividends	22,424	22,424	24,056	18,456	18,456
Total Fixed Charges (3)	$87,457	$85,286	$90,496	$70,682	$69,910

Coverage
Interest coverage ratio (4)	4.7x	4.8x	4.7x	5.0x	5.0x
Cash interest coverage ratio (5)	4.5x	4.5x	7.8x	4.6x	6.5x
Fixed charge coverage ratio (6)	3.4x	3.4x	3.3x	3.5x	3.5x
Cash fixed charge coverage ratio (7)	3.3x	3.3x	4.6x	3.3x	4.2x

Leverage
Debt to total enterprise value (8) (9)	25.8%	29.7%	32.0%	31.4%	32.5%
Debt plus preferred stock to total enterprise value (9)(10)	31.5%	36.2%	39.2%	40.2%	39.6%
Pre-tax income to interest expense (11)	1.9x	2.1x	0.7x	2.2x	4.0x
Net Debt to Adjusted EBITDA (12)	5.2x	5.3x	5.2x	4.8x	5.0x

(1)	For definition and discussion of EBITDA and Adjusted EBITDA, see page 46.

(2)
Cash interest expense is interest expense less amortization of debt discount and deferred financing fees and includes interest that we capitalized. We consider cash interest expense to be a useful measure of interest as it excludes non-cash based interest expense.

(3)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.

(4)	Adjusted EBITDA divided by GAAP interest expense plus capitalized interest and excluding bridge facility fees for the quarter ended June 30, 2016.

(5)	Adjusted EBITDA divided by cash interest expense.

(6)	Adjusted EBITDA divided by fixed charges excluding bridge facility fees for the quarter ended June 30, 2016.

(7)	Adjusted EBITDA divided by the sum of cash interest expense, scheduled debt principal payments and preferred dividends.

(8)
Mortgage debt and other loans divided by mortgage debt and other loans plus the liquidation value of preferred stock and the market value of outstanding common stock and operating partnership units, assuming the redemption of operating partnership units for shares of our common stock.

(9)	Enterprise value defined as market value equity plus debt plus preferred stock plus minority interest less cash and equivalents.

(10)	Same as (8), except numerator includes preferred stock.

(11)	Calculated as net income plus interest expense divided by GAAP interest expense.

(12)
Calculated as total debt at balance sheet carrying value (see page 6), plus capital lease obligations, plus our share of JV debt,  less unrestricted cash and cash equivalents divided by the product of Adjusted EBITDA (inclusive of our share of JV EBITDA) multiplied by four.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Second Quarter 2016

Funds from Operations (FFO):
We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property, excluding a gain from a pre-existing relationship, impairment charges, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Core Funds from Operations:
We present core funds from operations, or core FFO, as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate core FFO by adding to or subtracting from FFO (i) termination fees and other non-core revenues, (ii) transaction expenses, (iii) loss from early extinguishment of debt, (iv) change in fair value of contingent consideration, (v) severance-related expense, equity acceleration, and legal expenses, (vi) bridge facility fees, (vii) loss on currency forwards and (viii) other non-core expense adjustments. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of core FFO as a measure of our performance is limited. Other REITs may not calculate core FFO in a consistent manner. Accordingly, our core FFO may not be comparable to other REITs' core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Constant-Currency Core Funds from Operations:
We calculate constant-currency core funds from operations by adjusting the core funds from operations for foreign currency translations.

Adjusted Funds from Operations (AFFO):
We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs, including on a per share and unit basis. We calculate AFFO by adding to or subtracting from core FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs, (iii) amortization of debt discount/premium, (iv) non-cash stock-based compensation expense, (v) non-cash stock-based compensation expense, (vi) straight-line rent revenue, (vii) straight-line rent expense, (viii) above- and below-market rent amortization, (ix) deferred non-cash tax expense, (x) capitalized leasing compensation, (xi) recurring capital expenditures and (xii) capitalized internal leasing commissions. Other REITs may not calculate AFFO in a consistent manner. Accordingly, our AFFO may not be comparable to other REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

EBITDA and Adjusted EBITDA:
We believe that earnings before interest, loss from early extinguishment of debt, income taxes and depreciation and amortization, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, change in fair value of contingent consideration, severance related expense, equity acceleration, and legal expenses, transaction expenses, gain (loss) on sale of property, gain on settlement of pre-existing relationship with Telx, loss on currency forwards, other non-core expense adjustments, noncontrolling interests, and preferred stock dividends. Adjusted EBITDA is EBITDA excluding change in fair value of contingent consideration, severance related expense, equity acceleration, and legal expenses, transaction expenses, gain (loss) on sale of property, gain on settlement of pre-existing relationship with Telx, loss on currency forwards, other non-core expense adjustments, noncontrolling interests, and preferred stock dividends. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do; accordingly, our EBITDA and Adjusted EBITDA may not be comparable to such other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of our financial performance.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Second Quarter 2016

Net Operating Income (NOI) and Cash NOI:
Net operating income, or NOI, represents rental revenue, tenant reimbursement revenue and interconnection revenue less utilities expense, rental property operating expenses, repair and maintenance expenses, property taxes and insurance expenses (as reflected in the statement of operations). NOI is commonly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental portfolio. Cash NOI is NOI less straight-line rents and above and below market rent amortization. Cash NOI is commonly used by stockholders, company management and industry analysts as a measure of property operating performance on a cash basis. However, because NOI and cash NOI exclude depreciation and amortization and capture neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of NOI and cash NOI as measures of our performance is limited. Other REITs may not calculate NOI and cash NOI in the same manner we do and, accordingly, our NOI and cash NOI may not be comparable to such other REITs’ NOI and cash NOI. Accordingly, NOI and cash NOI should be considered only as supplements to net income computed in accordance with GAAP as measures of our performance.
Additional Definitions
Net debt-to-Adjusted EBITDA ratio is calculated using total debt at balance sheet carrying value, plus capital lease obligations, plus our share of JV debt, less unrestricted cash and cash equivalents divided by the product of Adjusted EBITDA (inclusive of our share of JV EBITDA) multiplied by four.
Debt-plus-preferred-to-total enterprise value is mortgage debt and other loans plus preferred stock divided by mortgage debt and other loans plus the liquidation value of preferred stock and the market value of outstanding Digital Realty Trust, Inc. common stock and Digital Realty Trust, L.P. units, assuming the redemption of Digital Realty Trust, L.P. units for shares of Digital Realty Trust, Inc. common stock.
Fixed charge coverage ratio is Adjusted EBITDA divided by the sum of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends. For the quarter ended June 30, 2016, GAAP interest expense was $60 million, capitalized interest was $4 million and scheduled debt principal payments and preferred dividends was $22 million.

Quarter Ended
30-Jun-16
Reconciliation of Net Operating Income (NOI)	(in thousands)

Operating income	$112,298

Fee income	(1,251)
Other income	—
Change in fair value of contingent consideration	—
Depreciation and amortization	175,594
General and administrative	32,681
Severance related expense, equity acceleration, and legal expenses	1,508
Transaction expenses	3,615
Other expenses	—

Net Operating Income	$324,445

Cash Net Operating Income (Cash NOI)

Net Operating Income	$324,445
Straight-line rent, net	154
Above- and below-market rent amortization	(1,997)

Cash Net Operating Income	$322,602

Statement Regarding Forward- Looking Statements	Financial Supplement
Second Quarter 2016

This document contains forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Such forward looking statements include statements relating to: supply and demand for data center and colocation space, the expected integration and financial contributions of the European portfolio acquisition, the expected timing of the closing of the sale of our Paris property to Equinix, expected financial impact of sale of four-property data center property, the settlement of our forward sales agreements, pricing and net effective leasing economics, market dynamics and data center fundamentals, our strategic priorities, rent from leases that have been signed but have not yet commenced and other contracted rent to be received in future periods, rental rates on future leases, lag between signing and commencement, cap rates and yields, investment activity, the company's FFO, core FFO, constant-currency core FFO, net income outlook and underlying assumptions, including information related to trends, our strategy and plans, leasing expectations, weighted average lease terms, the exercise of lease extensions, lease expirations, debt maturities, annualized rent at expiration of leases, the effect new leases and increases in rental rates will have on our rental revenue,our credit ratings, construction and development activity and plans, projected construction costs, estimated yields on investment, supply and demand, expected occupancy, expected square footage and IT load capacity upon completion of development projects, 2016 and 2017 backlog NOI, NAV components, 2016 guidance and underlying assumptions, and other forward-looking financial data. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

•	the impact of current global economic, credit and market conditions

•	current local economic conditions in our geographic markets;

•	decreases in information technology spending, including as a result of economic slowdowns or recession;

•	adverse economic or real estate developments in our industry or the industry sectors that we sell to (including risks relating to decreasing real estate valuations and impairment charges);

•	our dependence upon significant tenants;

•	bankruptcy or insolvency of a major tenant or a significant number of smaller tenants;

•	defaults on or non-renewal of leases by tenants;

•	our failure to obtain necessary debt and equity financing;

•
risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements;

•	financial market fluctuations;

•	changes in foreign currency exchange rates;

•	our inability to manage our growth effectively;

•	difficulty acquiring or operating properties in foreign jurisdictions;

•	our failure to successfully integrate and operate acquired or developed properties or businesses, including the European portfolio acquisition;

•
the suitability of our properties and data center infrastructure, delays or disruptions in connectivity, failure of our physical and information security infrastructure or services or availability of power;

•	risks related to joint venture investments, including as a result of our lack of control of such investments;

•	delays or unexpected costs in development of properties;

•	decreased rental rates, increased operating costs or increased vacancy rates;

•	increased competition or available supply of data center space;

•	our inability to successfully develop and lease new properties and development space;

•	difficulties in identifying properties to acquire and completing acquisitions;

•	our inability to acquire off-market properties;

•	our inability to comply with the rules and regulations applicable to reporting companies;

•	our failure to maintain our status as a REIT;

•	possible adverse changes to tax laws;

•	restrictions on our ability to engage in certain business activities;

•	environmental uncertainties and risks related to natural disasters;

•	losses in excess of our insurance coverage;

•	changes in foreign laws and regulations, including those related to taxation and real estate ownership and operation; and

•	changes in local, state and federal regulatory requirements, including changes in real estate and zoning laws and increases in real property tax rates.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. We discussed a number of additional material risks in our annual report on Form 10-K for the year ended December 31, 2015, as amended, and other filings with the Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise.

Note: Subtotals and totals may not equal the amounts reflected due to rounding.